As filed with the Securities and Exchange Commission on May 5, 1994
                                                     Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               -------------------
                         FORM S-3 REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               -------------------
                                   VIACOM INC.
             (Exact name of Registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   04-2949533
                        (IRS Employer Identification No.)
                                 200 Elm Street
                                Dedham, MA  02026
                                 (617) 461-1600
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

        VIACOM INTERNATIONAL INC.             PARAMOUNT COMMUNICATIONS INC.
      (Exact name of Registrant as            (Exact name of Registrant as
        specified in its charter)               specified in its charter)
                 Delaware                                Delaware
    (State or other jurisdiction of         (State or other jurisdiction of
     incorporation or organization)          incorporation or organization)
                04-2980402                              74-1330475
   (IRS Employer Identification No.)       (IRS Employer Identification No.)
               1515 Broadway                        15 Columbus Circle
            New York, NY  10036                  New York, NY  10023-7780
              (212) 258-6000                          (212) 373-8000
    (Address, including zip code, and       (Address, including zip code, and
 telephone number, including area code,  telephone number, including area code,
  of registrant's principal executive     of registrant's principal executive
                 offices)                               offices)

          VIACOM CAPITAL I L.P.                  VIACOM CAPITAL II L.P.
      (Exact name of Registrant as            (Exact name of Registrant as
        specified in its charter)               specified in its charter)
                 Delaware                                Delaware
    (State or other jurisdiction of         (State or other jurisdiction of
     incorporation or organization)          incorporation or organization)
               13-3766768                             13-3766770
   (IRS Employer Identification No.)       (IRS Employer Identification No.)
               1515 Broadway                           1515 Broadway
            New York, NY  10036                     New York, NY  10036
              (212) 258-6000                          (212) 258-6000
    (Address, including zip code, and       (Address, including zip code, and
 telephone number, including area code,  telephone number, including area code,
  of registrant's principal executive     of registrant's principal executive
                 offices)                               offices)
                               -------------------
                            Philippe P. Dauman, Esq.
                   Executive Vice President, General Counsel,
                   Chief Administrative Officer and Secretary
                            Viacom International Inc.
                                  1515 Broadway
                            New York, New York  10036
                                 (212) 258-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------
                                   Copies To:
   Phillip L. Jackson, Esq.  Candace K. Beinecke, Esq.   Joel S. Hoffman, Esq.
    Stephen T. Giove, Esq.    Hughes Hubbard & Reed   Simpson Thacher & Bartlett
     Shearman & Sterling     One Battery Park Plaza       425 Lexington Avenue
    599 Lexington Avenue     New York, New York  10004      New York, New York
  New York, New York  10022                                     10017-3909

                                                          Continued on next page

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                        Proposed       Proposed
                                                                           Amount        maximum        maximum           Amount of
            Title of each class of Securities                              to be      offering price   aggregate        registration
                      to be registered                                 registered(1)   per unit(2)  offering price(2)       fee
- ------------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Viacom Inc.(3) ..............................  )                        100%   )
Guarantees of Viacom International Inc.(4) .....................  )                         --    )
Guarantees of Paramount Communications Inc.(4) .................  )                         --    )
Preferred Stock, par value $.01 per share, of Viacom Inc.(5) ...  )                        100%   )
Depositary Shares of Viacom Inc. ...............................  )                         --    )
Preferred Partnership Interests                                   )  $3,000,000,000(1)            ) $3,000,000,000(1)     $1,034,483
  of Viacom Capital I L.P.(6) ..................................  )                        100%   )
Preferred Partnership Interests                                   )                               )
  of Viacom Capital II L.P.(6) .................................  )                        100%   )
Guarantees of Viacom Inc.(7) ...................................  )                         --    )
====================================================================================================================================

(1)  In United States dollars or the equivalent thereof in foreign currency or currency units.
(2)  Estimated solely for the purpose of calculating the registration fee.  The aggregate proceeds from the offer and sale of the securities registered hereby will not exceed $3,000,000,000.
(3)  Includes subordinated debentures which may be issued by Viacom Inc. to evidence the loan or loans by Viacom Capital I L.P. or
     Viacom Capital II L.P. to Viacom Inc. of any proceeds from (i) the offer and sale of the Preferred Partnership Interests of
     Viacom Capital I L.P. and Viacom Capital II L.P. and (ii) other capital contributions to Viacom Capital I L.P. and Viacom
     Capital II L.P.  No separate consideration will be received for these subordinated debentures.  If any of the Debt Securities are issued at an original issue discount, the principal amount will be increased such that the aggregate proceeds of the securities issued hereunder will equal $3,000,000,000.
(4)  To be issued in connection with Debt Securities of Viacom Inc. other than the subordinated debentures described in footnote 3.
(5)  Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.
(6)  Such indeterminate number of Preferred Partnership Interests as may from time to time be issued at indeterminate prices.
(7)  To be issued in connection with Preferred Partnership Interests of Viacom Capital I L.P. and Viacom Capital II L.P.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                       EXPLANATORY NOTE


                    This Registration Statement consists of two separate Prospectuses, covering securities to be registered as follows:

                    (1) Senior Debt Securities, Senior Subordinated Debt Securities and Preferred Stock, par value $.01 per share, of Viacom Inc., and Guarantees of Senior Debt
          Securities and Senior Subordinated Debt Securities by Viacom
              International Inc. and Paramount Communications Inc.; and

                    (2) Preferred Partnership Interests of Viacom Capital I L.P., Preferred Partnership Interests of Viacom
          Capital II L.P., Guarantees of Preferred Partnership
          Interests by Viacom Inc. and Subordinated Debentures of Viacom.

                           SUBJECT TO COMPLETION, DATED MAY 5, 1994

          PROSPECTUS
                                        $3,000,000,000
                                     ____________________

                                          VIACOM INC.

                                    Senior Debt Securities
                              Senior Subordinated Debt Securities
                                        Preferred Stock

                          Unconditionally guaranteed as to payment of
                   principal, premium, if any, and interest on
                 Senior and Senior Subordinated Debt Securities by
                             VIACOM INTERNATIONAL INC.
                                       and
           from and after the Paramount Effective Time (as defined below)
                           PARAMOUNT COMMUNICATIONS INC.
                           (subsidiaries of Viacom Inc.)
                                 ____________________


                    Viacom Inc. ("Viacom") may offer from time to time (i) its senior unsecured debt securities (the "Senior Debt Securities"), (ii) its senior subordinated unsecured debt securities (the "Senior Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), and (iii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), in one or more series, which may be represented by depositary shares ("Depositary Shares") evidenced by depositary receipts, or any combination of the foregoing.
          The aggregate gross proceeds from the offer and sale of Debt Securities and Preferred Stock hereunder, together with the aggregate gross proceeds from the offer and sale of preferred partnership interests registered under the Registration Statement (as defined below) of which this Prospectus forms a part, will not exceed $3,000,000,000 based upon prices determined at the time of sale.

                    The Senior Subordinated Debt Securities will be subordinated in right of payment to all existing and future Senior Obligations of Viacom. See "Description of Senior Subordinated Debt Securities --Subordination" and "Description of Debt Securities -- Certain Definitions" for the definition of "Senior Obligations". All of the Senior Debt Securities and the Senior Subordinated Debt Securities will be unconditionally guaranteed (the "Guarantees") as to the payment of principal, premium, if any, interest and mandatory sinking fund payments, if any, by Viacom International Inc. ("Viacom International") and, from and after the Paramount Effective Time (as defined below), Paramount Communications Inc. ("Paramount"; Viacom International and Paramount are sometimes referred to herein as the "Debt Guarantors"), on a senior basis and a senior subordinated basis, as the case may be, except as set forth in "Description of Senior Debt Securities --Guarantees".

                     Specific terms of the securities in respect of which this Prospectus is being delivered ("Offered Securities") will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation (whether senior or senior subordinated), aggregate principal amount, authorized denomination, initial public offering price, purchase price, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, or method of calculation of interest and dates for payment thereof, premium, if any, the terms of the guarantees of Viacom International and Paramount and any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currency units of payment of principal of, and premium, if any, and interest on the Debt Securities and any listing on a securities exchange, and (ii) in the case of Preferred Stock, the designation, number of shares or fractional interests therein, liquidation preference per share, initial public offering price, dividend rate, or method of calculation thereof, dates on which dividends shall be payable and dates from which dividends shall accrue, and any exchangeability, redemption or sinking fund provisions and any listing on a securities exchange. Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in the Prospectus Supplement related thereto. If shares of Preferred Stock are to be represented by Depositary Shares, the Prospectus Supplement will set forth the fraction of a share of such Preferred Stock represented by one Depositary Share.

                                     ____________________


               For information concerning certain factors that should be considered by prospective investors, see "Certain
          Considerations".

                                     ____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.
                                       _________________

                    The Offered Securities may be offered directly to purchasers, to or through underwriters or through dealers or agents. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities and any applicable fee, commission or discount arrangements with them will be set forth in an accompanying Prospectus Supplement.

                    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                                     ____________________

                        The date of this Prospectus is          , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Viacom, Viacom International or Paramount, or any underwriter, dealer or agent. Neither this Prospectus nor any accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of any offer to buy any of the securities hereby or thereby offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of Viacom, Viacom International or Paramount since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.


                                     AVAILABLE INFORMATION

                    Each of Viacom, Viacom International, Paramount and Blockbuster Entertainment Corporation ("Blockbuster") is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Viacom, Viacom International, Paramount and Blockbuster with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, material filed by Viacom and Viacom International can be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX"), 86 Trinity Place, New York, New York 10006, material filed by Blockbuster may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, and the London Stock Exchange, Old Broad Street, London, England EC2N 1HP, and material filed by Paramount may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Mergers (as defined below), Paramount, Blockbuster and Viacom International may no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by Viacom. All information concerning Blockbuster included in this Prospectus has been derived from reports filed by Blockbuster with the Commission or otherwise furnished by Blockbuster.

                    This Prospectus constitutes part of a combined registration statement (the "Registration Statement") filed by Viacom, Viacom International, Viacom Capital I L.P., a Delaware limited partnership ("Viacom Capital I"), Viacom Capital II L.P., a Delaware limited partnership ("Viacom Capital II"; Viacom Capital I or Viacom Capital II, as the case may be, are sometimes referred to herein as "Viacom Capital"), and Paramount with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to Viacom, Viacom International, Viacom Capital I, Viacom Capital II and Paramount and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits thereto, copies of which may be obtained as provided in the preceding paragraph. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto
                                      2
          are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                    The following documents filed with the Commission by Viacom and Viacom International (File Nos. 1-9553/1-9554) or Paramount (File No. 1-5404) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

               1. Viacom's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994;

               2. Viacom's Current Reports on Form 8-K dated January 12, 1994, March 18, 1994 and March 28, 1994;

               3. Viacom International's Annual Report on Form 10-K for the year ended December 31, 1993;

               4. Viacom International's Current Reports on Form 8-K dated January 12, 1994, March 18, 1994 and March 28, 1994;

               5. Paramount's Transition Report on Form 10-K for the six-month period ended April 30, 1993, as amended by Form 10-K/A Amendment No. 1 dated September 28, 1993, as further amended by Form 10-K/A Amendment No. 2 dated September 30, 1993 and as further amended by Form 10-K/A Amendment
                    No. 3 dated March 21, 1994;

               6. Paramount's Current Reports on Form 8-K dated June 22, 1993, June 30, 1993, July 15, 1993, September 15, 1993,
                    January 4, 1994, January 28, 1994, March 17, 1994 and March 18, 1994; and

               7. Paramount's Quarterly Reports on Form 10-Q for the three months ended July 31, 1993, the six months ended October 31, 1993 and the nine months ended January 31, 1994.

                    All documents and reports filed by Viacom, Viacom International and Paramount pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

                    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request to Viacom International, 1515 Broadway, New York, New York 10036, Attention: John H. Burke (telephone number (212) 258-6000).

                                       THE COMPANY

                    Viacom is a holding company whose principal assets are its 100% ownership of Viacom International and its majority ownership of Paramount. National Amusements, Inc. ("NAI") is the controlling stockholder of Viacom. Sumner M. Redstone, the controlling stockholder of NAI, is the Chairman of the Board of Directors of each of Viacom, Viacom International and Paramount. The principal executive offices of Viacom are located at 200 Elm Street, Dedham, Massachusetts 02026 and its telephone number is
          (617) 461-1600.

                    The Mergers.  On March 11, 1994, pursuant to the terms
                    ------------
          of its tender offer for shares of Paramount's common stock (the "Offer"), Viacom completed its purchase of 61,657,432 of such shares, representing a majority of the shares of Paramount's common stock outstanding. Pursuant to a merger agreement among Viacom, a wholly owned subsidiary of Viacom and Paramount (the "Paramount Merger Agreement"), such wholly owned subsidiary of Viacom will merge with and into Paramount. As a result, Paramount will be the corporation surviving the merger and will become a wholly owned subsidiary of Viacom (the "Paramount Merger") after the effective time of the Paramount Merger (the "Paramount Effective Time"). Pursuant to a voting agreement between Paramount and NAI, NAI has agreed to vote all of its shares of outstanding voting stock of Viacom in favor of the Paramount Merger and related transactions and against any competing business combinations. The vote of NAI in accordance with such voting agreement would be sufficient to approve the Paramount Merger Agreement and the related transactions without any action on the part of any other holder of the outstanding voting stock of Viacom. In addition, in order to effect the Paramount Merger, the Paramount Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Paramount's common stock entitled to vote thereon. As Viacom has acquired a majority of the outstanding shares of Paramount's common stock pursuant to the Offer, Viacom has sufficient voting power to approve the Paramount Merger Agreement, even if no other stockholder of Paramount votes in favor of the Paramount Merger Agreement.

                    On January 7, 1994, Viacom entered into a merger agreement (the "Blockbuster Merger Agreement") with Blockbuster, pursuant to which Blockbuster will be merged with and into Viacom, with Viacom continuing as the surviving corporation of the merger, subject to shareholder approval (the "Blockbuster Merger" and, together with the Paramount Merger, the "Mergers"). Pursuant to a voting agreement between Blockbuster and NAI, NAI has agreed to vote its shares of outstanding voting stock of Viacom in favor of the Blockbuster Merger and against any competing business combination proposal. Approval of the Blockbuster Merger by the stockholders of Viacom is therefore assured.

                    Each of the Mergers is subject to conditions, including, without limitation, material accuracy of representations and warranties, material compliance with and performance of covenants and agreements, no material adverse change, filing of the appropriate charter amendments and receipt of regulatory approvals.

                    Potential purchasers of the Offered Securities are urged to review Blockbuster's publicly available information which can be obtained at the locations specified under "Available Information" above. See "Available Information".

                    Strategic Relationships.   Viacom has entered into
                    ------------------------
          strategic relationships with Blockbuster and NYNEX Corporation ("NYNEX"), including (i) a $600 million investment by Blockbuster in the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of Viacom (the "Series A Preferred Stock"), (ii) a $1.2 billion investment by NYNEX in the Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of Viacom (the "Series B Preferred Stock"), and (iii) an agreement with each of Blockbuster and NYNEX to explore strategic partnership opportunities. The Series A Preferred Stock and the Series B Preferred Stock each pay a 5% annual cash dividend, are convertible into shares of Viacom's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), at a conversion price of $70 per share and will be redeemable by Viacom at declining redemption premiums after the fifth anniversary of the date of issuance. In addition, on March 10, 1994, Blockbuster purchased approximately 22.7 million shares of Class B Common Stock for an aggregate purchase price of $1.25 billion. Upon consummation of the Blockbuster Merger, the Series A Preferred Stock and Class B Common Stock owned by Blockbuster will cease to be outstanding. However, if the Blockbuster Merger Agreement is terminated, Viacom will be obligated to make certain payments to Blockbuster in an amount not exceeding $275 million or to sell certain assets to Blockbuster in the event that Viacom Class B common stock trades (for a specific period) at levels below $55 per share during the one year period after such termination.

          Viacom International

                    Viacom International is a diversified entertainment and communications company with operations in four principal segments: Networks, Cable Television, Entertainment and Broadcasting. The principal executive offices of Viacom International are located at 1515 Broadway, New York, New York 10036, and its telephone number is (212) 256-6000.

                    Networks.  Viacom Networks operates three basic cable
                    ---------
          services in the U.S.: MTV: MUSIC TELEVISION , VH-1/VIDEO HITS ONE and NICKELODEON /NICK AT NITE . Viacom Networks also operates three premium services: SHOWTIME , THE MOVIE CHANNEL and FLIX . Viacom International also participates as a joint venturer in COMEDY CENTRAL and ALL NEWS CHANNEL . Internationally, MTV Networks operates MTV EUROPE and MTV LATINO and participates as a joint venturer in NICKELODEON U.K.

                    Cable Television.  Viacom Cable owns and operates cable
                    -----------------
          television systems servicing approximately 1,111,000 customers as of March 31, 1994 in California, the Pacific Northwest and the Midwest. Among other projects, Viacom Cable has constructed a fiber optic cable system in Castro Valley, California to accommodate testing of new interactive services. In connection with this test, Viacom International has entered into an agreement with AT&T to test and further develop such services.

                    Entertainment.  Viacom Entertainment is comprised
                    --------------
          principally of (i) Viacom Enterprises, which distributes off-network programming and feature films for television exhibition in various markets throughout the world and also distributes television programs for initial U.S. television exhibition on a non-network basis and for international television exhibition;
          (ii) Viacom Productions, which produces television series and other television properties independently and in association with others primarily for initial exhibition on U.S. prime time network television; and (iii) Viacom New Media, which develops, produces, distributes and markets interactive software for the stand-alone and other multimedia marketplaces.

                    Broadcasting.  Viacom Broadcasting owns and operates
                    -------------
          five network-affiliated television stations and 14 radio stations (two of which are under contract to be sold) in six of the top eight radio markets, including duopolies (i.e., ownership of two or more AM or two or more FM stations in the same market) in each of Los Angeles, Seattle and Washington, D.C. Pursuant to the consent granted by the Federal Communications Commission to transfer control of the broadcast licenses of Paramount to Viacom in connection with the Paramount Merger, Viacom has undertaken to dispose of one of its two AM stations and one of its two FM stations serving Washington, D.C.

                    Recent Developments.  On April 4, 1994, Viacom sold its
                    --------------------
          one-third partnership interest in LIFETIME to its partners The Hearst Corporation and Capital Cities/ABC Inc. for approximately $317.6 million.

          Paramount

                    The businesses of Paramount are entertainment and publishing. The principal executive offices of Paramount are located at 15 Columbus Circle, New York, New York 10023-7780, and its telephone number is (212) 373-8000.

                    Entertainment.  Theatrical Motion Pictures.  Paramount
                    --------------  ---------------------------
          Pictures produces and/or finances feature motion pictures for exhibition in theaters and on television and for distribution by videocassettes and video discs. Motion pictures are produced by Paramount Pictures, produced by independent producers and financed in whole or in part by Paramount Pictures, or produced by others and acquired by Paramount Pictures. Each picture is, in effect, a separate and distinct product with its financial success dependent upon many factors, among which cost and public response are of fundamental importance. Paramount Pictures distributes its motion pictures for theatrical release outside the United States and Canada through United International Pictures, a company owned by Paramount Pictures, MCA and Metro-Goldwyn-Mayer Inc.

                    Paramount Pictures has an exclusive pay television license agreement with HBO which includes new Paramount Pictures' motion pictures released theatrically through December 1997. Paramount Pictures also licenses its motion pictures to home and hotel/motel pay-per-view, airlines, schools and universities. Paramount Pictures also distributes its motion pictures for pay television release outside the United States and Canada through United International Pictures.

                    Television Programs.  Paramount Pictures is engaged in
                    --------------------
          (i) the production and distribution of series, mini-series, specials and made-for-television movies for network television, first-run syndication, pay and basic cable, videocassettes and video discs, and live television programming and (ii) the licensing of series, mini-series and specials made for U.S. television and theatrical and made-for-television movies that are part of its television library and television product acquired from independent producers in foreign markets.

                    Home Video.  Paramount Pictures sells videocassettes
                    -----------
          and video discs for the home video market, featuring its motion picture and television program library, acquisitions from third parties and programs made originally for the home video market. Paramount Pictures distributes its home video products outside the United States and Canada through Cinema International B.V., a joint venture with MCA.

                    Theatrical Exhibition.  Famous Players operates
                    ----------------------
          theaters throughout Canada. Cinamerica, a joint venture with Time Warner Inc., includes Mann and Festival Theaters and operates theaters in California, Colorado, Arizona and Alaska. United Cinemas International, a joint venture with MCA, operates theaters in the United Kingdom, Ireland, Germany and Spain.

                    Television Broadcasting and Cable Television Networks.
                    ------------------------------------------------------
          Paramount Stations Group owns and operates seven television stations. Paramount and MCA jointly own USA Networks, which operates two national advertiser-supported basic cable television networks, USA Network and the Sci-Fi Channel.

                    Theme Parks.  Paramount Parks owns and operates five
                    ------------
          regional theme parks.

                    Madison Square Garden.  Madison Square Garden's
                    ----------------------
          activities include the operation of the Madison Square Garden Arena, The Paramount theatre, the New York Knickerbockers Basketball Club of the National Basketball Association and the New York Rangers Hockey Club of the National Hockey League. It also supplies and distributes television programming for cable systems principally in New York, New Jersey and Connecticut through the Madison Square Garden Network. In addition, Madison Square Garden produces, promotes and/or presents live entertainment.
                                      6

                    Publishing.  Paramount Publishing includes well-known
                    ----------
          imprints such as Simon & Schuster, Pocket Books, Prentice Hall, Silver Burdett Ginn and Computer Curriculum Corporation, among others. Paramount Publishing's Elementary, Secondary and Higher Education Groups publish elementary, secondary and college textbooks and related materials, computer-based educational products, audiovisual products and vocational and technical materials. Its Consumer Group publishes and distributes hardcover, trade paperback and mass market books and audio tapes. The Business, Technical and Professional Group publishes books, newsletters and software for a variety of professional groups, including lawyers, accountants, tax professionals, business executives and the medical community. Paramount Publishing's international operations include publishing in Canada, the United Kingdom, Australia, Brazil, Mexico, Singapore, Japan and India, as well as distribution of Paramount Publishing's products worldwide.

                    Recent Developments.  In February 1994, Paramount
                    --------------------
          completed the acquisition of Macmillan Publishing Company and certain other publishing assets of Macmillan, Inc. for approximately $553 million.

                    Paramount and BHC Communications, Inc., which is majority owned by Chris-Craft Industries, Inc., are forming a joint venture to be known as the Paramount Television Network which will provide prime-time television programming primarily to broadcast affiliates nationwide in competition with the three major networks and the Fox Broadcasting Network. The network is expected to begin operations in January 1995.

                                    CERTAIN CONSIDERATIONS

                    Prospective purchasers of the Offered Securities should
                    -------------------------------------------------------
          consider carefully all of the information set forth or
          ------------------------------------------------------
          incorporated in this Prospectus and an accompanying Prospectus
          --------------------------------------------------------------
          Supplement and, in particular, the following:
          ---------------------------------------------

          Controlling Stockholder

                     Immediately after completion of the Paramount Merger and before the completion of the Blockbuster Merger, NAI (which is controlled by Sumner M. Redstone) will own approximately 85% of the voting stock and approximately 46% of the total (voting and non-voting) common stock of Viacom (after the Paramount Merger, Viacom is sometimes hereinafter referred to as "Viacom-Paramount"). Immediately after completion of the Mergers, NAI would own approximately 62% of the voting stock and approximately 25% of the total (voting and non-voting) common stock of Viacom-Paramount and Blockbuster combined (the "Combined Company"). As such, Mr. Redstone will be in a position to control the election of the Board of Directors as well as the direction and future operations of Viacom-Paramount or the Combined Company, as the case may be (although certain provisions of the Blockbuster Merger Agreement and the Paramount Merger Agreement restrict the ability of certain large stockholders from engaging in going private transactions).

          Total Indebtedness and Certain Refinancing

                    Viacom anticipates that, following the Mergers, the Combined Company will have outstanding total indebtedness of approximately $10.0 billion ($8.1 billion if the Blockbuster Merger is not consummated) and 5% preferred stock with a liquidation preference of $1.2 billion ($1.8 billion if the Blockbuster Merger is not consummated). Of such $10.0 billion, $3.7 billion was borrowed under a credit agreement dated as of November 19, 1993, as amended on January 4, 1994 and February 15, 1994 (the "November 19, 1993 Credit Agreement"), among Viacom, the banks named therein, and The Bank of New York, Citibank, N.A. and Morgan Guaranty Trust Company of New York, as Managing Agents, and must be repaid by November 18, 1994. In addition, the $1.0 billion borrowed under a credit agreement dated as of February 15, 1994 (the "New Blockbuster Facility"), among Blockbuster, certain banks named therein, Bank of America, as Agent, and BA Securities Inc., as Arranger, must be repaid by February 14, 1995 and both the New Blockbuster Facility and a previous Blockbuster credit agreement, under which approximately $700 million is currently outstanding, contain certain covenants and events of default, including a change of control default, which will require either a waiver in connection with the Blockbuster Merger or the refinancing of the indebtedness under such facilities prior to the Blockbuster Merger.

                    Accordingly, the foregoing facilities, together with other current maturities, may require Viacom to refinance up to $5.9 billion ($4.2 billion if the Blockbuster Merger is not consummated) on various dates over a period ending November 18, 1994. Viacom also intends to refinance certain indebtedness of Viacom International. See "-- Holding Company Structure" below. In addition, in the event that the Blockbuster Merger is not consummated, Viacom would under certain circumstances incur certain additional costs. See "The Company -- The Mergers" and "-- Strategic Relationships". No decision has been made concerning the method Viacom-Paramount will, or the Combined Company would, employ to refinance such indebtedness. Such decision will be based on Viacom-Paramount's or the Combined Company's review from time to time of the advisability of the particular actions, as well as on prevailing interest rates and financial and other economic conditions and such other factors as Viacom-Paramount or the Combined Company, as the case may be, deem appropriate. Although Viacom expects that it will be able to refinance its indebtedness and meet its obligations without the need to sell any assets, Viacom is continuing to review opportunities for the sale of non-strategic assets as such opportunities may arise.

          Holding Company Structure

                    Viacom has no significant assets other than the capital stock of its subsidiaries. As a holding company, Viacom is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations. Such dividends and other intercompany transfers of funds by Viacom International and its subsidiaries to Viacom are currently restricted under Viacom International's outstanding credit agreements. Viacom expects that in connection with any bank refinancing of the indebtedness of up to $5.9 billion ($4.2 billion if the Blockbuster Merger is not consummated) discussed above in "-- Total Indebtedness and Certain Refinancing", substantially all of Viacom International's $1.9 billion facility will also be refinanced and such restrictions on dividends and other intercompany advances of funds will be removed. Upon consummation of the Paramount Merger, Viacom will have unlimited access to funds from Paramount. It is anticipated that Viacom International and, upon the consummation of the Paramount Merger, Paramount each will guarantee Viacom's indebtedness. Claims of creditors of Viacom's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of Viacom and the holders of Viacom's indebtedness and other obligations, including the Offered Securities, except (with respect to the Debt Securities only) to the extent that holders of the Debt Securities may make claims against the Debt Guarantors pursuant to the Guarantees (see " -- Fraudulent Conveyance Considerations" below).

          Fraudulent Conveyance Considerations

                    Viacom's obligations under the Debt Securities will be guaranteed to the extent set forth herein by the Debt Guarantors. Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any Guarantee issued by a Debt Guarantor.

                    To the extent that a court were to find that (x) a Guarantee was incurred by a Debt Guarantor with intent to hinder, delay or defraud any present or future creditor or (y) such Debt Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Debt Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of such Guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such Debt Guarantor constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such Guarantee in favor of the Debt Guarantor's other creditors. To the extent any Guarantee issued by a Debt Guarantor was avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Debt Securities would cease to have any claim against such Debt Guarantor and would be creditors solely of Viacom and, if the Guarantee of the other Debt Guarantor was not avoided or held unenforceable, such other Debt Guarantor.

                    Viacom and the Debt Guarantors believe that the issuances of the Guarantees by the Debt Guarantors are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

          Changing Competitive Environment

                    The entertainment and communications industries of which either Viacom-Paramount or the Combined Company, as the case may be, will be a part of, are changing rapidly as a result of evolving distribution technologies, particularly the advent of digital compression, and related ongoing and anticipated changes to regulation of the communications industry. The future success of Viacom-Paramount or the Combined Company will be affected by such changes, the nature of which cannot be forecast with certainty. Although management believes that such technological developments are likely to enhance the value of Viacom-
          Paramount's or the Combined Company's entertainment properties and trademarks, there can be no assurance that such developments will not limit Viacom-Paramount's or the Combined Company's access to certain distribution channels or create additional competitive pressures on some or all of Viacom-Paramount's or the Combined Company's businesses.

          Combining the Companies

                    Viacom, Paramount and Blockbuster are large, diversified enterprises, with operations and sales worldwide. Although management of the companies believe that their respective operations are complementary and that, if the Mergers are consummated, integration of the companies will be accomplished promptly and without substantial difficulty, there can be no assurance that future results will improve as a result of the Mergers. If the Mergers are consummated, Viacom-Paramount or the Combined Company, as the case may be, on a pro forma basis, will be substantially more leveraged than any of Viacom, Paramount or Blockbuster immediately prior to the Offer and the Mergers.

                                       USE OF PROCEEDS

                    The net proceeds from the sale of the Offered Securities may be used by Viacom to repay, redeem or repurchase its outstanding indebtedness; to make loans to its subsidiaries; or for such other purposes as may be specified in the applicable Prospectus Supplement. A description of any indebtedness to be refinanced with the proceeds of the Offered Securities will be set forth in the applicable Prospectus Supplement.

                            RATIO OF EARNINGS TO FIXED CHARGES AND
                          RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                 AND PREFERRED STOCK DIVIDENDS

                    The following table sets forth (i) the ratio of earnings to fixed charges for Viacom for each year in the five-year period ended December 31, 1993 and for the year ended December 31, 1993 on a pro forma basis for each of Viacom-Paramount and the Combined Company and (ii) the ratio of earnings to combined fixed charges and preferred stock dividends for Viacom for each year in the five-year period ended December 31, 1993 and for the year ended December 31, 1993 on a pro forma basis for each of Viacom-Paramount and the Combined Company. For purposes of computing the following ratios, earnings represent income from operations before fixed charges and taxes, and fixed charges represent interest on indebtedness, amortization of debt discount and such portion of rental expense which is deemed to be representative of the interest factor. The pro forma ratios set forth below should be read in conjunction with the pro forma financial statements incorporated in this Prospectus.


                                      Pro Forma                                         Viacom Historical
                     --------------------------------------------        -----------------------------------------
                            Year Ended December  31, 1993                            Year Ended December 31,
                     --------------------------------------------        -----------------------------------------
                     Viacom-Paramount(a)       Combined Company(b)       1993     1992     1991     1990      1989
                     -------------------       -------------------       ----     ----     ----     ----      ----
Ratio of Earnings
to Fixed Charges            1.3x                     1.6x                 2.8x    1.8x     1.0x      (c)      1.5x(d)

Ratio of Earnings to
Combined Fixed Charges
and Preferred Stock
Dividends (e)               1.0x                     1.4x                 2.5x     (f)     (f)      (f)       1.3x(d)


_________________

          (a) As adjusted to give effect to the Paramount Merger and certain other transactions described in the pro forma financial statements incorporated in this Prospectus, in each case as if such transactions had occurred on January 1, 1993.

          (b) As adjusted to give effect to the Mergers and certain other transactions described in the pro forma financial statements incorporated in this Prospectus, in each case as if such transactions had occurred on January 1, 1993. All information concerning Blockbuster included in the pro forma ratios has been derived from reports filed by Blockbuster with the Commission or otherwise furnished by Blockbuster.

          (c) Earnings of Viacom were insufficient to cover fixed charges for the year ended December 31, 1990. The additional amount of earnings required to cover fixed charges of Viacom for the year ended December 31, 1990 would have been $66.2 million.

          (d) As a result of the $313.1 million pre-tax gain recognized on the sale of its Long Island and Cleveland cable systems during the first quarter of 1989, Viacom's earnings were sufficient to cover fixed charges and combined fixed charges and preferred stock dividends.

          (e) The statutory income tax rate was used for purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends.

          (f) Viacom did not have any preferred stock outstanding from 1990 to 1992.

                                DESCRIPTION OF DEBT SECURITIES

                    The following statements relating to the Debt Securities and the Indentures (as defined below) are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indentures and are qualified in their entirety by express reference to such Indentures. In addition, certain defined terms, including "Credit Agreement", used in this Section and under "Description of Senior Debt Securities" and "Description of Senior Subordinated Debt Securities" are set forth below under "-- Certain Definitions". Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the applicable Indenture.

                    Except as otherwise noted, the following terms and conditions apply to both the Senior Debt Securities and the Senior Subordinated Debt Securities. For terms and conditions applicable solely to Senior Debt Securities, see "Description of Senior Debt Securities". For terms and conditions applicable solely to Senior Subordinated Debt Securities, see "Description of Senior Subordinated Debt Securities".

                    Viacom may offer Senior Debt Securities, Senior Subordinated Debt Securities or a combination of both under this Prospectus, provided that the aggregate gross proceeds of the
                      --------
          Debt Securities and the Preferred Stock offered by Viacom under this Prospectus will not exceed $3,000,000,000.

                    The Debt Securities will represent unsecured general obligations of Viacom. The Senior Debt Securities will be pari passu with the other unsecured unsubordinated indebtedness of Viacom. The Senior Subordinated Debt Securities will be subordinated and subject in right of payment to the prior payment in full of all Senior Obligations (as defined in "-- Certain Definitions") of Viacom and will be pari passu with unsecured
                                              ---- -----
          senior subordinated indebtedness of Viacom.

                    The Senior Debt Securities will be issued under an Indenture to be executed by Viacom, the Debt Guarantors and The First National Bank of Boston, as trustee (the "Senior Indenture"), and the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by Viacom, the Debt Guarantors and The First National Bank of Boston, as trustee (the "Senior Subordinated Indenture"). In this Prospectus, the Senior Indenture and the Senior Subordinated Indenture are sometimes collectively referred to as the "Indentures" and individually as an "Indenture", and the trustee under the Senior Indenture and the trustee under the Senior Subordinated Indenture are sometimes collectively referred to as the "Trustees" and individually as a "Trustee". Copies of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Section references used in this Prospectus refer to the sections of both Indentures unless otherwise indicated.

                    The Indentures will provide that Debt Securities may be issued in separate series thereunder without limitation as to aggregate principal amount. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of Viacom and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Section 301) The particular terms of each series of Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement relating to such series.

                    The applicable Prospectus Supplement will describe the following terms of the Debt Securities of each series: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) whether the Debt Securities are to be issuable as Senior Debt Securities or Senior Subordinated Debt Securities, or both; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates per annum at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;
                                      12

          (7) the Interest Payment Dates, if any, on which any such interest on the Debt Securities will be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (8) each office or agency where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents", the principal of, premium, if any, and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "-- Form, Exchange, Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange; (9) the period or periods within which and the price or prices at which the Debt Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional redemption provisions; (10) the obligation, if any, of Viacom to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which and the price or prices at which the Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (11) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (12) the currency or currency units of payment of principal of and any premium and interest on the Debt Securities; (13) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (14) any covenants of Viacom applicable to the Debt Securities; (15) any Events of Default applicable to the Debt Securities in addition to, or in modification of, the Events of Default described below; (16) any provisions in modification of or in lieu of the terms of the Indenture described below under "-- Defeasance and Covenant Defeasance" and the obligations to which such covenant defeasance provisions shall apply; (17) any provisions in modification or in lieu of the terms of the Guarantee of the Debt Guarantors described below under "Description of Senior Debt Securities -- Guarantees" or "Description of Senior Subordinated Debt Securities -- Subordinated Guarantees", as the case may be; (18) the terms of any exchangeability or prepayment provisions; and (19) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 301)

                    Debt Securities may be issued as Original Issue Discount Debt Securities. An Original Issue Discount Debt Security is a Debt Security, including any zero-coupon Debt Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Original Issue Discount Debt Securities will be described in the Prospectus Supplement relating thereto.

          Form, Exchange, Registration and Transfer

                    Debt Securities of a series will be issuable in registered form only. At the option of the Holder, subject to the terms of the applicable Indenture, Debt Securities of any series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

                    Debt Securities may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Viacom for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such registration or transfer will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Viacom has appointed the Trustees as Security Registrars. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by Viacom with respect to any series of Debt Securities, Viacom may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Viacom will be required to maintain a transfer agent in each Place of Payment for such series.
                                      13

           Viacom may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

                    In the event of any redemption in part, Viacom shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before any selection for redemption of Debt Securities of the series of which such Debt Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debt Securities of such series to be redeemed; or (ii) register the transfer of or exchange any Debt Securities so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

          Registered Global Securities

                    The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (referred to in this section as the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

                    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. Viacom anticipates that the following provisions will apply to all depositary arrangements.

                    Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by Viacom if such Debt Securities are offered and sold directly by Viacom. Ownership of beneficial interest in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

                    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the respective Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders under the respective Indenture.

                    Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of Viacom, the Trustee under the respective Indenture or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                    Viacom expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Viacom also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street names", and will be the responsibility of such participants.

                    If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Viacom within 90 days or an Event of Default has occurred and is continuing with respect to such Debt Securities, Viacom will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, Viacom may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities.

                    Further, if Viacom so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Registered Global Security representing such Debt Securities may, on terms acceptable to Viacom and the Depositary for such Registered Global Securities, receive such Debt Securities in definitive form. In any such instance, an owner of a beneficial interest in such a Registered Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only without coupons.

          Payment and Paying Agents

                    Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest on registered Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Viacom may designate from time to time, except that at the option of Viacom payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or Predecessor Debt Security) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

                    Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the City of New York will be designated as a Paying Agent for Viacom for payments with respect to the Debt Securities of each series. Any Paying Agents initially designated by Viacom for the Debt Securities of each series will be named in an applicable
          Prospectus Supplement. Viacom may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that Viacom will be required to maintain a Paying Agent in each Place of Payment for such series.

                    All moneys paid by Viacom to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Debt Security of any series that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Viacom and the Holder of such Debt Security will thereafter look only to Viacom and the Debt Guarantors for payment thereof. (Section 1003)

          Defaults and Remedies

                    The following are Events of Default with respect to a series of Debt Securities under each Indenture, unless otherwise indicated in an applicable Prospectus Supplement and except as noted below: (1) default in the payment of any interest on any Debt Security of such series issued under such Indenture when due, and continuance of such default for a period of 30 days whether or not, in the case of the Senior Subordinated Debt Securities, such payment shall be prohibited by the terms of Article Thirteen (Subordination) of the Senior Subordinated Indenture; (2) default in the payment of the principal of or premium, if any, on any Debt Security of such series when due and payable, at maturity, upon acceleration, redemption or otherwise, whether or not, in the case of the Senior Subordinated Debt Securities, such payment shall be prohibited by the terms of Article Thirteen (Subordination) of the Senior Subordinated Indenture; (3) default in the performance, or breach, of any other covenant or warranty of Viacom or the Debt Guarantors in such Indenture unless otherwise specifically provided for, continued for 60 days after written notice; (4) nonpayment upon acceleration of indebtedness as described in the applicable Prospectus Supplement; (5) failure to satisfy or discharge certain material judgments against Viacom within 60 days; (6) certain events of bankruptcy, insolvency or reorganization of Viacom, any Debt Guarantor or certain Subsidiaries of Viacom; and
          (7) any other Event of Default provided with respect to such series of Debt Securities. (Section 501)

                    Unless otherwise specified in an applicable Prospectus Supplement, if an Event of Default with respect to a series of Debt Securities (other than as specified in (6) above) shall occur and be continuing under an Indenture, either the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of such series of Debt Securities outstanding may declare immediately due and payable the "Default Amount", which is defined as the unpaid principal (or, if the Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount thereof as may be specified in the terms of that series) of (and premium, if any) and any accrued interest in respect of each such Debt Security outstanding; provided, however, that, with respect to the Senior
                       --------  -------
          Subordinated Securities, if any Credit Agreement is then in effect, such declaration shall not become effective until the first to occur of (i) an acceleration under any Credit Agreement and (ii) the fifth Business Day after notice of such declaration is received by Viacom, the Debt Guarantors and each Agent Bank (unless on or prior to such fifth Business Day Viacom or the Debt Guarantors shall have discharged the Indebtedness, if any, that is the subject of the Event of Default or otherwise cured the default relating to the Event of Default); and provided further
                                                         -------- -------
          that no action on the part of such Trustee or any Holder of such Debt Securities is required for such declaration if an Event of Default specified in (6) above shall occur and be continuing; and provided further that, after such declaration, but before a
          -------- -------
          judgment or decree based on such declaration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502) The Holders of not less than a majority in principal amount of a series of Debt Securities Outstanding also have the right to waive certain past defaults under their respective Indenture. (Section 513)

                    No Holder of any Debt Security of any series issued under an Indenture has any right to institute any proceeding with respect to such Indenture, or for any remedy thereunder, unless
          (i) such Holder
          has previously given to the Trustee with respect to such Indenture written notice of a continuing Event of Default bunder such Indenture, (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series issued under such Indenture have made written request, and offered an indemnity reasonably satisfactory, to such Trustee to institute such proceeding as Trustee under the Indenture and (iii) the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days after receipt of such notice. (Section 507) Such limitations do not apply, however, to a suit instituted by a Holder of a Debt Security of such series for the enforcement of payment of the principal of or premium, if any on, or any interest on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

                    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. (Section 602) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of a series of Debt Securities Outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture. (Section 512)

                    Viacom is required to furnish to each Trustee an annual statement as to the performance by Viacom of its obligations under each Indenture and as to any default in such performance. Viacom is also required to notify each Trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default. (Section 1004)

          Meetings, Modification and Waiver

                    Modifications and amendments of an Indenture may be made by Viacom and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such
                                     --------  -------
          modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security or the terms of any sinking fund or analogous payment with respect to any Debt Security, (b) reduce the principal amount of, or premium or interest on, any Debt Security, (c) change any obligation of Viacom to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof or provable in bankruptcy, (e) change the Place of Payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (h) reduce the requirements contained in such Indenture for quorum or voting,
          (i) change any obligation of Viacom to maintain an office or agency in the places and for the purposes required by such Indenture, or (j) reduce the obligations of the Debt Guarantors in respect of the due and punctual payment of the principal thereof and premium, if any, and interest, if any, on, any additional amounts or any sinking fund or analogous payment. (Section 902)


                    The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by Viacom with certain restrictive provisions of an Indenture. (Senior Indenture Section 1009 and Senior Subordinated Indenture Section 1010) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Debt Security of such series or (b) in respect of any other provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

                    Each Indenture will provide that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof. (Section 101)

                    Each Indenture will contain provisions for convening meetings of the Holders of Debt Securities of any or all series. (Senior Indenture Section 1601 and Senior Subordinated Indenture
          Section 1701) A meeting may be called at any time by the Trustee, and also, upon request, by Viacom or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "-- Notices" below. (Senior Indenture Section 1602 and Senior Subordinated Indenture Section 1702) Except for any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for
                                     --------  -------
          any consent that must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any
                                       --------  -------
          action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Senior Indenture Section 1604 and Senior Subordinated Indenture Section
          1704)

          Notices

                    Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101, 106)

          Title

                    Viacom, the Trustee and any agent of Viacom or the Trustee may treat the registered owner of any registered Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 307)

          Replacement of Debt Securities

                    Any mutilated Debt Security will be replaced by Viacom at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by Viacom at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to Viacom and the Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Trustee and Viacom may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)

          Defeasance and Covenant Defeasance

                    Unless otherwise specified in the applicable Prospectus Supplement for a series of Debt Securities, Viacom may elect either (i) to defease and be discharged from any and all obligations with respect to such outstanding Debt Securities (except as otherwise provided in the Indenture) ("defeasance") or
          (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the Debt Securities of such series to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Viacom must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Senior Indenture Article Fifteen and Senior Subordinated Indenture Article Sixteen)

                    Viacom may exercise its defeasance option with respect to Debt Securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Viacom exercises its defeasance option, payment of the Debt Securities of such series may not be accelerated because of an Event of Default. If Viacom exercises its covenant defeasance option, payment of the Debt Securities of such series may not be accelerated by reference to any covenant from which Viacom is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on the Debt Securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. In the event of full defeasance by Viacom, the Guarantees will cease to exist.

          Governing Law

                    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
                                      19

          Regarding the Trustee

                    Viacom and Viacom International maintain deposit accounts and banking and borrowing relations with The First National Bank of Boston, the trustee under the Senior Indenture and the Senior Subordinated Indenture, and such trustee is currently a lender to Viacom and Viacom International.

          Certain Definitions

                    Unless otherwise specified in an applicable Prospectus Supplement, the following definitions are applicable to one or both of the Indentures relating to the Debt Securities:

                    "Capitalized Lease" means any Indebtedness represented
               by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

                    "Credit Agreement" means any credit agreement under
               which Viacom is a borrower, in the principal amount of at least $100 million.

                    "Indebtedness" of any Person means, without
               duplication, whether contingent or otherwise, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) reimbursement obligations of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) obligations of such Person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) indebtedness of any third party secured by a Lien on the assets of such Person. When used with respect to Viacom, the term "Indebtedness" also includes
               Indebtedness of any Debt Guarantor or Restricted Subsidiary of such Person guaranteed by Viacom. When used with respect to Viacom, any Debt Guarantor or Restricted Subsidiary, the term "Indebtedness" excludes any Indebtedness
               Guarantor or any Restricted Subsidiary.

                    "Liens" means pledges, mortgages, liens, encumbrances
               and other security interests.

                    "Officers' Certificate" means a certificate signed by
               two Officers or by any Officer and either an Assistant Treasurer or an Assistant Secretary of Viacom or a Debt Guarantor, as the case may be, and delivered to the Trustee.

                    "Principal Property" means any parcel of real property
               and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by Viacom, any Debt Guarantor or wholly owned Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $500 million, other than any such real property and related fixtures or improvements which, as determined in good faith by the Board of Directors of Viacom, is not of material importance to the total business conducted by Viacom and its Subsidiaries, taken as a whole.

                    "Restricted Subsidiary" means a corporation all of the
               outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

                    "Senior Indebtedness" means, with respect to any
               Person, any Indebtedness which is not by its terms subordinate or junior in any respect to any other Indebtedness. (Senior Subordinated Indenture Section 101)

                    "Senior Obligations" of any Person means (i) Senior
               Indebtedness (excluding clause (v) of the definition of Indebtedness and the parenthetical in clause (iv) of such definition), (ii) swap agreements of such Person, (ii) guarantees of Indebtedness, (iv) all Capitalized Leases not otherwise included in Senior Indebtedness and (v) all letters of credit and similar instruments not otherwise included in Senior Indebtedness.

                    "Subsidiary" of any Person means (i) a corporation a
               majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more
               Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

                             DESCRIPTION OF SENIOR DEBT SECURITIES

                    The following terms and conditions apply solely to Senior Debt Securities. See "Description of Debt Securities" for other terms and conditions that are also applicable to Senior Debt Securities.

          Ranking

                    The payment of the principal of and premium, if any, and any interest on the Senior Debt Securities will rank pari
                                                                   ----
          passu with all other unsecured and unsubordinated indebtedness of
          -----
          Viacom.

          Guarantees

                    Pursuant to the Guarantees which will be endorsed on the Senior Debt Securities, Viacom International and, from and after the Paramount Effective Time, Paramount will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and any interest on the Senior Debt Securities, when and as the same shall become due and payable, whether at maturity, upon redemption, upon declaration of acceleration or otherwise.

                    The Guarantees of Senior Debt Securities of each Debt Guarantor represent unsecured general obligations of such Debt Guarantor, will be pari passu with the other unsecured
                             ----------
          unsubordinated indebtedness of such Debt Guarantor and will be senior to the Subordinated Guarantees (as defined below) of such Debt Guarantor. The Guarantees of Paramount of Senior Debt Securities will be pari passu with respect to the $231.4 million
                             ----------
          aggregate principal amount of Paramount's 7% Subordinated Debentures due July 1, 2003 currently outstanding. See "Certain Considerations -- Fraudulent Conveyance Considerations".

                      DESCRIPTION OF SENIOR SUBORDINATED DEBT SECURITIES

                    The following terms and conditions apply solely to Senior Subordinated Debt Securities. See "Description of Debt Securities" for other terms and conditions that are also applicable to Senior Subordinated Debt Securities.

          Subordination

                    The payment of the principal of and premium, if any, and any interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Obligations of Viacom. (Senior Subordinated Indenture
          Section 1301) Subject to any exceptions provided for in the applicable Prospectus Supplement, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Viacom, the holders of all Senior Obligations of Viacom will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or any interest on the Senior Subordinated Debt Securities, and in the event that, notwithstanding the foregoing, the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security receives any payment or distribution of assets of any kind or character before all Senior Obligations of Viacom are paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Viacom for application to the payment of all Senior Obligations of Viacom remaining unpaid, to the extent necessary to pay all Senior Obligations of Viacom in full. (Senior Subordinated Indenture Section 1302) No payments on account of principal, premium, if any, or any interest in respect of the Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Obligations of Viacom beyond any applicable grace period, (ii) a nonpayment event of default with respect to any Senior Obligations of Viacom resulting in the acceleration of the maturity thereof, (iii) any other nonpayment event of default with respect to any Senior Obligations of Viacom permitting the holders thereof to accelerate the maturity thereof after Viacom or the Trustee under the Senior Subordinated Indenture is notified of such event by a representative of a holder of Senior Obligations of Viacom (until the earlier of (A) 180 days thereafter and (B) the date, if any, on which such event is cured or waived or the related indebtedness is discharged) or (iv) the pendency of any judicial proceeding with respect to any such default; and in the event that Viacom makes any payment to the Trustee under the Senior Subordinated Indenture or the Holder of any Senior Subordinated Debt Security prohibited by the foregoing, then such payment will be required to be paid over and delivered forthwith to the appropriate Agent Bank. (Senior Subordinated Indenture Section 1303)

                    Subject to the payment in full of all Senior
          Obligations of Viacom, the Holders of the Senior Subordinated Debt Securities shall be subrogated to the rights of the holders of Senior Obligations of Viacom to receive payments or distributions of assets of Viacom applicable to Senior
          Obligations of Viacom until the Senior Subordinated Debt Securities are paid in full. (Senior Subordinated Indenture
          Section 1305)

                    By reason of such subordination, in the event of insolvency, the holders of Senior Obligations of Viacom may recover more, ratably, than the Holders of the Senior
          Subordinated Debt Securities.

                    At ________, 199_, Viacom had outstanding approximately $_____ billion of Senior Obligations, determined in accordance with generally accepted accounting principles.

          Subordinated Guarantees

                    Pursuant to the subordinated guarantees which will be endorsed on the Senior Subordinated Debt Securities (the "Subordinated Guarantees"), Viacom International and, from and after the Paramount Effective Time, Paramount will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and any interest on the Senior Subordinated Debt Securities, when and as the same shall become due and payable, whether at maturity, upon redemption, upon declaration of acceleration or otherwise. No payment, however, may be made on any Subordinated Guarantee during any period in which no payment may be made on the Senior Subordinated Debt Security on which such Subordinated Guarantee is endorsed in accordance with the subordination provisions contained in Article Thirteen of the Senior Subordinated Indenture. See "Certain Considerations -- Fraudulent Conveyance Considerations".

                    The Subordinated Guarantees of each Debt Guarantor will be subordinate in right of payment to the same extent as described with respect to Viacom under "-- Subordination" above to the prior payment in full of all Senior Obligations of such Debt Guarantor, including the Guarantees by such Debt Guarantor of the Senior Debt Securities; will be pari passu with the other unsecured senior subordinated indebtedness of such Debt Guarantor. The Subordinated Guarantees of Paramount will be pari passu with respect to the $231.4 million aggregate principal amount of Paramount's 7% Subordinated Debentures due July 1, 2003 currently outstanding.

                    At ________, 199_, Viacom International and Paramount had outstanding approximately $________ billion and $________ billion of Senior Obligations, respectively, determined in accordance with generally accepted accounting principles. In addition, at such date, under the terms of the Viacom's November 19, 1993 Credit Agreement, Viacom was obligated to cause Paramount, upon the Paramount Effective Time, to guarantee all indebtedness of Viacom under such Credit Agreement.

                                DESCRIPTION OF PREFERRED STOCK

                    Under its Restated Certificate of Incorporation (the "Viacom Certificate of Incorporation"), Viacom is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 100,000,000 shares of its preferred stock, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors of Viacom or a duly authorized committee thereof.

                    The description below sets forth certain general terms and provisions of Viacom's Preferred Stock covered by this Prospectus. The specific terms of any series of the Preferred Stock will be described in the Prospectus Supplement relating to such Offered Securities. The following summaries of certain provisions of the Preferred Stock offered hereby do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Viacom Certificate of Incorporation and the certificate of designations relating to the particular series of Preferred Stock.

                    If so indicated in the applicable Prospectus
          Supplement, the terms of the Offered Securities may differ from the terms set forth below, except those terms required by the Viacom Certificate of Incorporation.

          General

                    The Preferred Stock of any series offered hereby will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights. Reference is made to the Prospectus Supplement related to the Preferred Stock offered thereby for specific terms, including: (1) the title and stated value of such Preferred Stock; (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred
          Stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock; (4) the date from which dividends on such Preferred Stock shall accumulate, if applicable;
          (5) the procedures for any auction and remarketing, if any, of such Preferred Stock; (6) the provision for a sinking fund, if any, for such Preferred Stock; (7) the provision for redemption, if applicable, of such Preferred Stock;
          (8) the terms of any conversion or exchangeability provisions;
          (9) any listing of such Preferred Stock on any securities exchange; (10) whether interests in such Preferred Stock will be represented by Depositary Shares; (11) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and (12) a discussion of federal income tax considerations applicable to such Preferred Stock.

                    Subject to the Viacom Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, Viacom may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors of Viacom or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of Viacom. The Preferred Stock offered hereby will rank senior to Viacom's common stock with respect to dividends and distribution of assets upon liquidation or winding up. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could contain terms that adversely affect the voting power and other rights of holders of other series of Preferred Stock and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of Viacom.

                    The Viacom Certificate of Incorporation provides that, so long as Viacom or any of its subsidiaries holds any authorization from the Federal Communications Commission, Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act of 1934, as amended, and regulations thereunder.

          Dividends

                    Holders of the Preferred Stock offered hereby will be entitled to receive cash dividends, when, as and if declared by the Board of Directors of Viacom out of assets of Viacom legally available for payment, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of Viacom on the record date fixed by its Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement.

                    All dividends declared on any particular series of Preferred Stock offered hereby for any dividend period and on any class or series of stock of Viacom ranking on a parity with such particular series of Preferred Stock as to dividends shall be declared pro rata so that the amounts of dividends per share declared for such period on such particular series of Preferred Stock and on any other class or series of stock ranking on a parity with such particular series of Preferred Stock as to dividends that were outstanding during such period shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of such particular series of Preferred Stock and such other stock bear to each other. As of the date of this Prospectus, Viacom has issued 24 million shares of Series A Preferred Stock and 24 million shares of Series B Preferred Stock, both of which classes will rank equally with or senior to any particular series of Preferred Stock offered hereby as to dividends. Holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate per annum of $1.25 per share and holders of Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate per annum of $2.50 per share. In addition, in connection with the Paramount Merger, Viacom has reserved for issuance a new series of preferred stock (the "Series C Preferred Stock"). If and when issued, the Series C Preferred Stock would also rank equally with or senior to any particular series of Preferred Stock offered hereby as to dividends. Holders of shares of Series C Preferred Stock, if issued, would be entitled to receive cumulative cash dividends at the rate per annum of $2.50 per share until the tenth anniversary of the Paramount Effective
          Time, and at the rate per annum of $5.00 per share thereafter. The terms of the Series A Preferred Stock and Series B Preferred Stock contain, and the terms of the Series C Preferred Stock if issued would contain, restrictions on dividend declarations on parity stock comparable to those described above in this paragraph.

                    So long as any shares of any particular series of Preferred Stock are outstanding, Viacom may not (i) declare or pay any dividend or distribution on any class or series of stock of Viacom ranking junior to such particular series of Preferred Stock as to dividends or (ii) redeem or set apart funds for the purchase or redemption of any such junior stock through a sinking fund or otherwise, unless all accrued and unpaid dividends with respect to such particular series of Preferred Stock have been paid or funds have been set apart for payment through the current dividend period.

          Liquidation Rights

                    In the event of any voluntary or involuntary liquidation, dissolution or winding up of Viacom, the holders of any particular series of Preferred Stock offered hereby will be entitled to receive out of assets of Viacom available for distribution to stockholders, before any distribution of assets is made to holders of any stock ranking junior to such particular series of Preferred Stock on liquidation, dissolution or winding up of Viacom, liquidating distributions in the amount set forth in the applicable Prospectus Supplement plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding up of Viacom, the assets of Viacom, or proceeds thereof, distributable among the holders of such particular series of Preferred Stock shall be insufficient to pay in full the preferential amount set forth in the applicable Prospectus Supplement and the liquidation preference with respect to any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with such particular series of Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of such particular series of Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such particular series of Preferred Stock and any such other stock if all amounts payable thereon were paid in full. The Series A Preferred Stock and the Series B Preferred Stock will rank, and, upon issuance, the Series C Preferred Stock would rank, equally with or senior to any particular series of Preferred Stock offered hereby as to distribution of assets upon liquidation, dissolution or winding up. In the event of any liquidation, dissolution or winding up of Viacom, whether voluntary or involuntary, holders of shares of Series A Preferred Stock, Series B Preferred Stock and, if issued, Series C Preferred Stock, shall receive $25.00 per share, $50.00 per share and $50.00 per share, respectively, plus in each case an amount per share equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders. The terms of the Series A Preferred Stock and Series B Preferred Stock contain, and the terms of the Series C Preferred Stock if issued would contain, restrictions on liquidation preference on parity stock comparable to those described above in this paragraph. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock offered hereby will not be entitled to any further participation in any distribution of assets by Viacom. A consolidation or merger of Viacom with or into any other corporation or corporations or a sale of all or substantially all of the assets of Viacom shall not be deemed to be a liquidation, dissolution or winding up of Viacom.

          Redemption

                    A series of the Preferred Stock offered hereby may be redeemable, in whole or in part, at the option of Viacom, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

          Voting Rights

                    Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock offered hereby will not be entitled to vote. Except as indicated in the applicable Prospectus Supplement, when and if any series is entitled to vote, each share in such series will be entitled to one vote.

                    If the equivalent of six quarterly dividends payable on any series of Preferred Stock offered hereby are in default, then the number of directors of Viacom will be increased by two and the holders of all such series of Preferred Stock offered hereby, together with any other series of Preferred Stock ranking on a parity with such series as to dividends or upon liquidation, dissolution or winding up which are in default, voting as a class without regard to series, will be entitled to elect two additional directors to Viacom's Board at Viacom's next annual meeting of stockholders and at each subsequent annual meeting until all such dividends in default have been paid in full or declared and set apart for payment.

                    Changes to the Viacom Certificate of Incorporation which adversely affect the rights of the holders of any series of Preferred Stock offered hereby will require two-thirds approval of the outstanding shares of such series.

                               DESCRIPTION OF DEPOSITARY SHARES

                    The description below sets forth certain general terms and provisions of the Depositary Shares. The specific terms of the Depositary Shares offered by any Prospectus Supplement (the "Offered Depositary Shares") and a discussion of federal income tax considerations applicable thereto will be described in the Prospectus Supplement relating to such Offered Depositary Shares. The following summaries of certain provisions of the Depositary Shares do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Deposit Agreement and the Depositary Receipts referred to below.

                    If so indicated in the applicable Prospectus
          Supplement, the terms of the Offered Depositary Shares may differ from the terms set forth below.

          General

                    Viacom may, at its option, elect to offer fractional interests in the Preferred Stock offered hereby, rather than full shares of the Preferred Stock. In the event such option is exercised, Viacom will provide for the issuance by a depositary to the public of receipts for Depositary Shares, each of which will represent a fractional interest (to be set forth in the Prospectus Supplement relating to a particular series of the Viacom Preferred Stock) in a share of a particular series of the Preferred Stock, as described below.

                    The shares of any series of Preferred Stock offered hereby represented by the Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Viacom and a bank or trust company selected by Viacom having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). The applicable Prospectus Supplement will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented by such Depositary Share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

                    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional interests in the shares of the related series of Preferred Stock in accordance with the terms of the offering described in the related Prospectus Supplement.

          Dividends and Other Distributions

                    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Preferred Stock Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

                    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of such Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of Viacom, sell such property and distribute the net proceeds from such sale to such holders.

                    The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by Viacom to holders of the Preferred Stock shall be made available to holders of Depositary Shares.

          Withdrawal of Stock

                    Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), and upon payment of the charges provided in the Deposit Agreement and subject to the terms hereof, the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office, to or upon such holder's order, of the number of whole shares of the related series of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

          Redemption of Depositary Shares

                    Whenever Viacom redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed, provided Viacom shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or other equitable method, in each case as may be determined by Viacom.

                    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

          Voting the Preferred Stock

                    Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Viacom will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

          Amendment and Termination of the Deposit Agreement

                    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Viacom and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by Viacom at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary, in which case the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall terminate automatically after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the Preferred Stock represented by such Depositary Shares in connection with any liquidation, dissolution or winding up of Viacom and such distribution has been distributed to the holders of the related Depositary Shares.

          Charges of Depositary

                    Viacom will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Viacom will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Shares will pay transfer and other taxes and governmental charges in connection with the transfer, exchange, surrender or split-up of Depositary Receipts and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

          Miscellaneous

                    The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from Viacom that are delivered to the Preferred Stock Depositary and that Viacom is required to furnish to the holders of the Preferred Stock offered hereby.

                    Neither the Preferred Stock Depositary nor Viacom will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Viacom and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Each entity may rely on written advice of counsel or accountants, or information provided by persons representing Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent, and on documents believed to be genuine.

                    In the event the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Shares, on the one hand, and Viacom, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from Viacom.

          Resignation and Removal of Depositary

                    The Preferred Stock Depositary may resign at any time by delivering to Viacom notice of its election to do so, and Viacom may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointments. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                                     PLAN OF DISTRIBUTION

                    Viacom may offer the Offered Securities directly to purchasers, to or through underwriters or through dealers or agents. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and sale of the Offered Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Offered Securities will also set forth the terms of the offering of such Offered Securities, including the purchase price of such Offered Securities and the proceeds to Viacom from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

                    If underwriters are used in an offering of Offered Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Offered Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Offered Interests will
          (i) entitle the underwriters to indemnification by Viacom against certain civil liabilities under the Interests Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters will be obligated to purchase all Offered Securities in a particular offering if any such Offered Securities are purchased.

                    If a dealer is used in an offering of Offered Securities, Viacom will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

                    If an agent is used in an offering of Offered Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

                    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Offered Securities described therein and, under agreements which may be entered into with Viacom, may be entitled to indemnification by Viacom against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Viacom, Viacom International or Paramount in the ordinary course of business.

                    Offers to purchase Offered Securities may be solicited, and sales thereof may be made, by Viacom directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

                    If so indicated in the Prospectus Supplement, Viacom will authorize underwriters or other agents of Viacom to solicit offers by certain institutional investors to purchase Offered Securities from Viacom pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by Viacom. The obligations of any purchaser under any such contract will not be subject to any conditions except that
          (1) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Offered Securities are also being sold to underwriters, Viacom shall have sold to such underwriters the Offered
          Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

                    The anticipated date of delivery of Offered Securities will be set forth in the Prospectus Supplement relating to each offering.

                                         LEGAL MATTERS

                    The validity of the Offered Securities and, if applicable, the related Guarantees will be passed upon for Viacom, Viacom International and Paramount by Shearman & Sterling, New York, New York, counsel for such companies, and for any underwriters by Hughes Hubbard & Reed and/or Simpson Thacher & Bartlett, New York, New York, or such other counsel as may be named in the applicable Prospectus Supplement. Hughes Hubbard & Reed has from time to time performed legal services for Viacom International. Simpson Thacher & Bartlett has from time to time performed legal services for Paramount and Viacom International.

                                            EXPERTS

                    The consolidated financial statements and schedules of Viacom incorporated in this Prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1, have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    The consolidated financial statements and schedules of Paramount incorporated by reference in this Prospectus and Registration Statement at April 30, 1993 and at October 31, 1992 and 1991, and for the six-month period ended April 30, 1993, and for each of the three years in the period ended October 31, 1992 included in its Transition Report on Form 10-K for the six-month period ended April 30, 1993, as amended by Form 10-K/A Amendments No. 1, 2 and 3 have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                           SUBJECT TO COMPLETION, DATED MAY 5, 1994

          PROSPECTUS
                                        $3,000,000,000
                                     ____________________


                                     VIACOM CAPITAL I L.P.
                          (a subsidiary of Viacom International Inc.)

                                Preferred Partnership Interests

                         Guaranteed to the extent set forth herein by
                                         VIACOM INC.
                                     ____________________

                                    VIACOM CAPITAL II L.P.
                          (a subsidiary of Viacom International Inc.)

                                Preferred Partnership Interests

                         Guaranteed to the extent set forth herein by
                                         VIACOM INC.
                                     ____________________

                    Viacom Capital I L.P., a Delaware limited partnership ("Viacom Capital I"), and Viacom Capital II L.P., a Delaware limited partnership ("Viacom Capital II"; Viacom Capital I or Viacom Capital II, as the case may be, are sometimes referred to herein as "Viacom Capital"), each may offer from time to time their respective preferred partnership interests (the "Preferred Partnership Interests"), in one or more series. The proceeds of an offering of Preferred Partnership Interests, together with any related capital contributions by the general partner of Viacom Capital, will be loaned to Viacom Inc. ("Viacom") in exchange for junior subordinated debentures of Viacom ("Subordinated Debentures") having the terms described herein and in the applicable Prospectus Supplement. The Subordinated Debentures will be subordinated in right of payment to all Obligations Senior to the Subordinated Debentures (as defined herein). See "Description of Subordinated Debentures -- Subordination" generally and for the definition of "Obligations Senior to the Subordinated Debentures". The aggregate gross proceeds from the offer and sale of Preferred Partnership Interests hereunder, together with the aggregate gross proceeds from the offer and sale of debt securities and preferred stock of Viacom Inc. registered under the Registration Statement (as defined below) of which this Prospectus forms a part of, will not exceed $3,000,000,000 based upon prices determined at the time of sale. See "Use of Proceeds".

                    The payment of distributions on the Preferred Partnership Interests, if and to the extent declared out of moneys held by Viacom Capital and legally available therefor, and payments on liquidation of Viacom Capital or redemption of the Preferred Partnership Interests, are guaranteed by Viacom to the extent set forth herein (the "Viacom Guarantees"). Any Viacom Guarantee will rank pari passu with the Subordinated Debentures and,
                    ---- -----
          accordingly, will be subordinated in right of payment to all Obligations Senior to the Subordinated Debentures. See "Description of the Viacom Guarantee -- Status of the Guarantee" and see "Description of Preferred Partnership Interests" and "Description of the Viacom Guarantee" for a description of the various contractual obligations of Viacom and Viacom
          International Inc. ("Viacom International"), as the general partner (the "General Partner") of Viacom Capital, relating to the Preferred Partnership Interests.

                     Specific terms of the securities in respect of which this Prospectus is being delivered ("Offered Securities") will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Preferred Partnership Interests, the designation; number of Preferred Partnership Interests; liquidation preference per Preferred Partnership Interest; initial public offering price; monthly distribution rate, or method of calculation thereof; dates on which distributions shall be payable and dates from which distributions shall accrue; the terms of the guarantees of Viacom; any exchangeability or redemption provisions, which may include any exchange of the Preferred Partnership Interests as a result of changes in or other developments in applicable law relating to tax or investment companies, and the terms and conditions, if any, on which Preferred Partnership Interests of such series shall, at the option of Viacom, be exchangeable or redeemable in exchange for other interests of Viacom Capital or for shares of preferred stock or debt securities of Viacom; and any listing on a securities exchange and (ii) in the case of Subordinated Debentures, the specific designation; aggregate principal amount; authorized denomination; maturity (which may be fixed or extendible); interest rate or rates (which may be fixed or variable), if any, or method of calculation of interest and dates for payment thereof, and premium, if any; and any conversion, prepayment or sinking fund provisions; the currency or currency units of payment of principal of, and premium, if any, and interest on the Subordinated Debentures and any listing on a securities exchange.

                                     ____________________


               For information concerning certain factors that should be considered by prospective investors, see "Certain
          Considerations".

                                     ____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND     EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE   COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY         OR ADEQUACY OF THIS
          PROSPECTUS.   ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.
                                       _________________

                    The Offered Securities may be offered directly to purchasers, to or through underwriters or through dealers or agents. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities and any applicable fee, commission or discount arrangements with them will be set forth in an accompanying Prospectus Supplement.

                    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                                     ____________________

                        The date of this Prospectus is          , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Viacom, Viacom International, Viacom Capital I, Viacom Capital II or Paramount, or any underwriter, dealer or agent. Neither this Prospectus nor any accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of any offer to buy any of the securities hereby or thereby offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of Viacom, Viacom International, Viacom Capital I, Viacom Capital II or Paramount since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.


                                     AVAILABLE INFORMATION

                    Each of Viacom, Viacom International, Paramount and Blockbuster Entertainment Corporation ("Blockbuster") is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Viacom, Viacom International, Paramount and Blockbuster with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, material filed by Viacom and Viacom International can be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX"), 86 Trinity Place, New York, New York 10006, material filed by Blockbuster may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, and the London Stock Exchange, Old Broad Street, London, England EC2N 1HP, and material filed by Paramount may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Mergers (as defined below), Paramount, Blockbuster and Viacom International may no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by Viacom. All information concerning Blockbuster included in this Prospectus has been derived from reports filed by Blockbuster with the Commission or otherwise furnished by Blockbuster.

                    This Prospectus constitutes part of a combined registration statement (the "Registration Statement") filed by Viacom, Viacom International, Viacom Capital I, Viacom Capital II and Paramount with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to Viacom, Viacom International, Viacom Capital I, Viacom Capital II and Paramount and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits thereto, copies of which may be obtained as provided in the preceding paragraph. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.
          Copies of the Registration Statement and the exhibits thereto are on file at the
                                      2
          offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                    No separate financial statements of Viacom Capital I or Viacom Capital II have been included herein. Viacom, Viacom Capital I and Viacom Capital II do not consider that such financial statements would be material to holders of Preferred Partnership Interests because Viacom Capital I and Viacom Capital II are newly organized special purpose entities, which have no operating history and no independent operations and are not engaged in, and do not propose to engage in, any activity other than the issuance of their respective securities and the lending of the net proceeds thereof to Viacom. See "The Company -- Viacom Capital I L.P. and Viacom Capital II L.P.".


                        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                    The following documents filed with the Commission by Viacom and Viacom International (File Nos. 1-9553/1-9554) or Paramount (File No. 1-5404) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

               1. Viacom's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994;

               2. Viacom's Current Reports on Form 8-K dated January 12, 1994, March 18, 1994 and March 28, 1994;

               3. Viacom International's Annual Report on Form 10-K for the year ended December 31, 1993;

               4. Viacom International's Current Reports on Form 8-K dated January 12, 1994, March 18, 1994 and March 28, 1994;

               5. Paramount's Transition Report on Form 10-K for the six-month period ended April 30, 1993, as amended by Form 10-K/A Amendment No. 1 dated September 28, 1993, as further amended by Form 10-K/A Amendment No. 2 dated September 30, 1993 and as further amended by Form 10-K/A Amendment No. 3 dated March 21, 1994;

               6. Paramount's Current Reports on Form 8-K dated June 22, 1993, June 30, 1993, July 15, 1993, September 15, 1993,
                    January 4, 1994, January 28, 1994, March 17, 1994 and March 18, 1994; and

               7. Paramount's Quarterly Reports on Form 10-Q for the three months ended July 31, 1993, the six months ended October 31, 1993 and the nine months ended January 31, 1994.

                    All documents and reports filed by Viacom, Viacom International and Paramount pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.
                                      3

                    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request to Viacom International, 1515 Broadway, New York, New York 10036, Attention: John H. Burke (telephone number (212) 258-6000).

                                          THE COMPANY

                    Viacom is a holding company whose principal assets are its 100% ownership of Viacom International and its majority ownership of Paramount. National Amusements, Inc. ("NAI") is the controlling stockholder of Viacom. Sumner M. Redstone, the controlling stockholder of NAI, is the Chairman of the Board of Directors of each of Viacom, Viacom International and Paramount. The principal executive offices of Viacom are located at 200 Elm Street, Dedham, Massachusetts 02026 and its telephone number is
          (617) 461-1600.

                    The Mergers.  On March 11, 1994, pursuant to the terms
                    ------------
          of its tender offer for shares of Paramount's common stock (the "Offer"), Viacom completed its purchase of 61,657,432 of such shares, representing a majority of the shares of Paramount's common stock outstanding. Pursuant to a merger agreement among Viacom, a wholly owned subsidiary of Viacom and Paramount (the "Paramount Merger Agreement"), such wholly owned subsidiary of Viacom will merge with and into Paramount. As a result, Paramount will be the corporation surviving the merger and will become a wholly owned subsidiary of Viacom (the "Paramount Merger") after the effective time of the Paramount Merger (the "Paramount Effective Time"). Pursuant to a voting agreement between Paramount and NAI, NAI has agreed to vote all of its shares of outstanding voting stock of Viacom in favor of the Paramount Merger and related transactions and against any competing business combinations. The vote of NAI in accordance with such voting agreement would be sufficient to approve the Paramount Merger Agreement and the related transactions without any action on the part of any other holder of the outstanding voting stock of Viacom. In addition, in order to effect the Paramount Merger, the Paramount Merger Agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Paramount's common stock entitled to vote thereon. As Viacom has acquired a majority of the outstanding shares of Paramount's common stock pursuant to the Offer, Viacom has sufficient voting power to approve the Paramount Merger Agreement, even if no other stockholder of Paramount votes in favor of the Paramount Merger Agreement.

                    On January 7, 1994, Viacom entered into a merger agreement (the "Blockbuster Merger Agreement") with Blockbuster, pursuant to which Blockbuster will be merged with and into Viacom, with Viacom continuing as the surviving corporation of the merger, subject to shareholder approval (the "Blockbuster Merger" and, together with the Paramount Merger, the "Mergers"). Pursuant to a voting agreement between Blockbuster and NAI, NAI has agreed to vote its shares of outstanding voting stock of Viacom in favor of the Blockbuster Merger and against any competing business combination proposal. Approval of the Blockbuster Merger by the stockholders of Viacom is therefore assured.

                    Each of the Mergers is subject to conditions, including, without limitation, material accuracy of representations and warranties, material compliance with and performance of covenants and agreements, no material adverse change, filing of the appropriate charter amendments and receipt of regulatory approvals.

                    Potential purchasers of the Offered Securities are urged to review Blockbuster's publicly available information which can be obtained at the locations specified under "Available Information" above. See "Available Information".

                    Strategic Relationships.   Viacom has entered into
                    ------------------------
          strategic relationships with Blockbuster and NYNEX Corporation ("NYNEX"), including (i) a $600 million investment by Blockbuster in the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of Viacom (the "Series A Preferred Stock"), (ii) a $1.2 billion investment by NYNEX in the Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of Viacom (the "Series B Preferred Stock"), and (iii) an agreement with each of Blockbuster and NYNEX to explore strategic partnership opportunities. The Series A Preferred Stock and the Series B Preferred Stock each pay a 5% annual cash dividend, are convertible into shares of Viacom's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), at a conversion price of $70 per share and will be redeemable by Viacom at declining redemption premiums after the fifth anniversary of the date of issuance. In addition, on March 10, 1994, Blockbuster purchased approximately 22.7 million shares of Class B Common Stock for an aggregate purchase price of $1.25 billion. Upon consummation of the Blockbuster Merger, the Series A Preferred Stock and Class B Common Stock owned by Blockbuster will cease to be outstanding. However, if the Blockbuster Merger Agreement is terminated, Viacom will be obligated to make certain payments to Blockbuster in an amount not exceeding $275 million or to sell certain assets to Blockbuster in the event that Viacom Class B common stock trades (for a specific period) at levels below $55 per share during the one year period after such termination.

          Viacom International

                    Viacom International is a diversified entertainment and communications company with operations in four principal segments: Networks, Cable Television, Entertainment and Broadcasting. The principal executive offices of Viacom International are located at 1515 Broadway, New York, New York 10036, and its telephone number is (212) 256-6000.

                    Networks.  Viacom Networks operates three basic cable
                    ---------
          services in the U.S.: MTV: MUSIC TELEVISION , VH-1/VIDEO HITS ONE and NICKELODEON /NICK AT NITE . Viacom Networks also operates three premium services: SHOWTIME , THE MOVIE CHANNEL and FLIX . Viacom International also participates as a joint venturer in COMEDY CENTRAL and ALL NEWS CHANNEL . Internationally, MTV Networks operates MTV EUROPE and MTV LATINO and participates as a joint venturer in NICKELODEON U.K.

                    Cable Television.  Viacom Cable owns and operates cable
                    -----------------
          television systems servicing approximately 1,111,000 customers as of March 31, 1994 in California, the Pacific Northwest and the Midwest. Among other projects, Viacom Cable has constructed a fiber optic cable system in Castro Valley, California to accommodate testing of new interactive services. In connection with this test, Viacom International has entered into an agreement with AT&T to test and further develop such services.

                    Entertainment.  Viacom Entertainment is comprised
                    --------------
          principally of (i) Viacom Enterprises, which distributes off-network programming and feature films for television exhibition in various markets throughout the world and also distributes television programs for initial U.S. television exhibition on a non-network basis and for international television exhibition;
          (ii) Viacom Productions, which produces television series and other television properties independently and in association with others primarily for initial exhibition on U.S. prime time network television; and (iii) Viacom New Media, which develops, produces, distributes and markets interactive software for the stand-alone and other multimedia marketplaces.

                    Broadcasting.  Viacom Broadcasting owns and operates
                    ------------
          five network-affiliated television stations and 14 radio stations (two of which are under contract to be sold) in six of the top eight radio markets, including duopolies (i.e., ownership of two or more AM or two or more FM stations in the same market) in each of Los Angeles, Seattle and Washington, D.C. Pursuant to the consent granted by the Federal Communications Commission to transfer control of the broadcast licenses of Paramount to Viacom in connection with the Paramount Merger, Viacom has undertaken to dispose of one of its two AM stations and one of its two FM stations serving Washington, D.C.

                    Recent Developments.  On April 4, 1994, Viacom sold its
                    --------------------
          one-third partnership interest in LIFETIME to its partners The Hearst Corporation and Capital Cities/ABC Inc. for approximately $317.6 million.

          Paramount

                    The businesses of Paramount are entertainment and publishing. The principal executive offices of Paramount are located at 15 Columbus Circle, New York, New York 10023-7780, and its telephone number is (212) 373-8000.

                    Entertainment.  Theatrical Motion Pictures.  Paramount
                    --------------  ---------------------------
          Pictures produces and/or finances feature motion pictures for exhibition in theaters and on television and for distribution by videocassettes and video discs. Motion pictures are produced by Paramount Pictures, produced by independent producers and financed in whole or in part by Paramount Pictures, or produced by others and acquired by Paramount Pictures. Each picture is, in effect, a separate and distinct product with its financial success dependent upon many factors, among which cost and public response are of fundamental importance. Paramount Pictures distributes its motion pictures for theatrical release outside the United States and Canada through United International Pictures, a company owned by Paramount Pictures, MCA and Metro-Goldwyn-Mayer Inc.

                    Paramount Pictures has an exclusive pay television license agreement with HBO which includes new Paramount Pictures' motion pictures released theatrically through December 1997. Paramount Pictures also licenses its motion pictures to home and hotel/motel pay-per-view, airlines, schools and universities. Paramount Pictures also distributes its motion pictures for pay television release outside the United States and Canada through United International Pictures.

                    Television Programs.  Paramount Pictures is engaged in
                    --------------------
          (i) the production and distribution of series, mini-series, specials and made-for-television movies for network television, first-run syndication, pay and basic cable, videocassettes and video discs, and live television programming and (ii) the licensing of series, mini-series and specials made for U.S. television and theatrical and made-for-television movies that are part of its television library and television product acquired from independent producers in foreign markets.

                    Home Video.  Paramount Pictures sells videocassettes
                    -----------
          and video discs for the home video market, featuring its motion picture and television program library, acquisitions from third parties and programs made originally for the home video market. Paramount Pictures distributes its home video products outside the United States and Canada through Cinema International B.V., a joint venture with MCA.

                    Theatrical Exhibition.  Famous Players operates
                    ----------------------
          theaters throughout Canada. Cinamerica, a joint venture with Time Warner Inc., includes Mann and Festival Theaters and operates theaters in California, Colorado, Arizona and Alaska. United Cinemas International, a joint venture with MCA, operates theaters in the United Kingdom, Ireland, Germany and Spain.

                    Television Broadcasting and Cable Television Networks.
                    ------------------------------------------------------
          Paramount Stations Group owns and operates seven television stations. Paramount and MCA jointly own USA Networks, which operates two national advertiser-supported basic cable television networks, USA Network and the Sci-Fi Channel.

                    Theme Parks.  Paramount Parks owns and operates five
                    ------------
          regional theme parks.

                    Madison Square Garden.  Madison Square Garden's
                    ----------------------
          activities include the operation of the Madison Square Garden Arena, The Paramount theatre, the New York Knickerbockers Basketball Club of the National Basketball Association and the New York Rangers Hockey Club of the National Hockey League. It also supplies and distributes television programming for cable systems principally in New York, New Jersey and Connecticut through the Madison Square Garden Network. In addition, Madison Square Garden produces, promotes and/or presents live entertainment.

                    Publishing.  Paramount Publishing includes well-known
                    -----------
          imprints such as Simon & Schuster, Pocket Books, Prentice Hall, Silver Burdett Ginn and Computer Curriculum Corporation, among others. Paramount Publishing's Elementary, Secondary and Higher Education Groups publish elementary, secondary and college textbooks and related materials, computer-based educational products, audiovisual products and vocational and technical materials. Its Consumer Group publishes and distributes hardcover, trade paperback and mass market books and audio tapes. The Business, Technical and Professional Group publishes books, newsletters and software for a variety of professional groups, including lawyers, accountants, tax professionals, business executives and the medical community. Paramount Publishing's international operations include publishing in Canada, the United Kingdom, Australia, Brazil, Mexico, Singapore, Japan and India, as well as distribution of Paramount Publishing's products worldwide.

                    Recent Developments.  In February 1994, Paramount
                    --------------------
          completed the acquisition of Macmillan Publishing Company and certain other publishing assets of Macmillan, Inc. for approximately $553 million.

                    Paramount and BHC Communications, Inc., which is majority owned by Chris-Craft Industries, Inc., are forming a joint venture to be known as the Paramount Television Network which will provide prime-time television programming primarily to broadcast affiliates nationwide in competition with the three major networks and the Fox Broadcasting Network. The network is expected to begin operations in January 1995.

          Viacom Capital I L.P. and Viacom Capital II L.P.

                    Viacom Capital I and Viacom Capital II are limited partnerships organized under the laws of the State of Delaware. Viacom International is the General Partner of each of Viacom Capital I and Viacom Capital II. Viacom Capital I and Viacom Capital II exist solely for the purpose of issuing their respective partnership interests and lending the net proceeds thereof, together with any related capital contributions by the General Partner, to Viacom in exchange for Subordinated Debentures. Interest and principal on the Subordinated Debentures are intended to fund the payment of monthly distributions and redemption and liquidation distributions on the partnership interests. Accordingly, the sole source of cash flow of Viacom Capital I and Viacom Capital II is Viacom, and their respective abilities to make monthly distributions and other payments in respect of the Preferred Partnership Interests that they each issue will be dependent on interest and principal payments by Viacom on the Subordinated Debentures relating to such issuance.

                    Viacom Capital I and Viacom Capital II each will be managed by Viacom International, in its capacity as General Partner. Holders of Preferred Partnership Interests will be limited partners in Viacom Capital and as such may be referred to herein as "Limited Partners". The agreement of limited partnership (the "Agreement of Limited Partnership") of each of Viacom Capital I and Viacom Capital II provides that the General Partner shall be liable for all obligations and liabilities of Viacom Capital I or Viacom Capital II, as the case may be (other than obligations to holders of Preferred Partnership Interests).

                    The principal executive offices of Viacom Capital I and Viacom Capital II are located at 1515 Broadway, New York, New York 10036, and their telephone number is (212) 258-6000.

                                    CERTAIN CONSIDERATIONS

                    Prospective purchasers of the Offered Securities should
                    -------------------------------------------------------
          consider carefully all of the information set forth or
          ------------------------------------------------------
          incorporated in this Prospectus and an accompanying Prospectus
          --------------------------------------------------------------
          Supplement and, in particular, the following:
          --------------------------------------------

          Controlling Stockholder

                     Immediately after completion of the Paramount Merger and before the completion of the Blockbuster Merger, NAI (which is controlled by Sumner M. Redstone) will own approximately 85% of the voting stock and approximately 46% of the total (voting and non-voting) common stock of Viacom (after the Paramount Merger, Viacom is sometimes hereinafter referred to as "Viacom-Paramount"). Immediately after completion of the Mergers, NAI would own approximately 62% of the voting stock and approximately 25% of the total (voting and non-voting) common stock of Viacom-Paramount and Blockbuster combined (the "Combined Company"). As such, Mr. Redstone will be in a position to control the election of the Board of Directors as well as the direction and future operations of Viacom-Paramount or the Combined Company, as the case may be (although certain provisions of the Blockbuster Merger Agreement and the Paramount Merger Agreement restrict the ability of certain large stockholders from engaging in going private transactions).

          Total Indebtedness and Certain Refinancing

                    Viacom anticipates that, following the Mergers, the Combined Company will have outstanding total indebtedness of approximately $10.0 billion ($8.1 billion if the Blockbuster Merger is not consummated) and 5% preferred stock with a liquidation preference of $1.2 billion ($1.8 billion if the Blockbuster Merger is not consummated). Of such $10.0 billion, $3.7 billion was borrowed under a credit agreement dated as of November 19, 1993, as amended on January 4, 1994 and February 15, 1994, among Viacom, the banks named therein, and The Bank of New York, Citibank, N.A. and Morgan Guaranty Trust Company of New York, as Managing Agents, and must be repaid by November 18, 1994. In addition, the $1.0 billion borrowed under a credit agreement dated as of February 15, 1994 (the "New Blockbuster Facility"), among Blockbuster, certain banks named therein, Bank of America, as Agent, and BA Securities Inc., as Arranger, must be repaid by February 14, 1995 and both the New Blockbuster Facility and a previous Blockbuster credit agreement, under which approximately $700 million is currently outstanding, contain certain covenants and events of default, including a change of control default, which will require either a waiver in connection with the Blockbuster Merger or the refinancing of the indebtedness under such facilities prior to the Blockbuster Merger.

                    Accordingly, the foregoing facilities, together with other current maturities, may require Viacom to refinance up to $5.9 billion ($4.2 billion if the Blockbuster Merger is not consummated) on various dates over a period ending November 18, 1994. Viacom also intends to refinance certain indebtedness of Viacom International. See "-- Holding Company Structure" below. In addition, in the event that the Blockbuster Merger is not consummated, Viacom would under certain circumstances incur certain additional costs. See "The Company -- The Mergers" and "-- Strategic Relationships". No decision has been made concerning the method Viacom-Paramount will, or the Combined Company would, employ to refinance such indebtedness. Such decision will be based on Viacom-Paramount's or the Combined Company's review from time to time of the advisability of the particular actions, as well as on prevailing interest rates and financial and other economic conditions and such other factors as Viacom-Paramount or the Combined Company, as the case may be, deem appropriate. Although Viacom expects that it will be able to refinance its indebtedness and meet its obligations without the need to sell any assets, Viacom is continuing to review opportunities for the sale of non-strategic assets as such opportunities may arise.

          Holding Company Structure

                    Viacom has no significant assets other than the capital stock of its subsidiaries. As a holding company, Viacom is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations. Such dividends and other intercompany transfers of funds by Viacom International and its subsidiaries to Viacom are currently restricted under Viacom International's outstanding credit agreements. Viacom expects that in connection with any bank refinancing of the indebtedness of up to $5.9 billion ($4.2 billion if the Blockbuster Merger is not consummated) discussed above in "-- Total Indebtedness and Certain Refinancing", substantially all of Viacom International's $1.9 billion facility will also be refinanced and such restrictions on dividends and other intercompany advances of funds will be removed. Upon consummation of the Paramount Merger, Viacom will have unlimited access to funds from Paramount. It is anticipated that Viacom International and, upon consummation of the Paramount Merger, Paramount each will guarantee Viacom's indebtedness.

          Changing Competitive Environment

                    The entertainment and communications industries of which either Viacom-Paramount or the Combined Company, as the case may be, will be a part of are changing rapidly as a result of evolving distribution technologies, particularly the advent of digital compression, and related ongoing and anticipated changes to regulation of the communications industry. The future success of Viacom-Paramount or the Combined Company will be affected by such changes, the nature of which cannot be forecast with certainty. Although management believes that such technological developments are likely to enhance the value of Viacom-Paramount's or the Combined Company's entertainment properties and trademarks, there can be no assurance that such developments will not limit Viacom-Paramount's or the Combined Company's access to certain distribution channels or create additional competitive pressures on some or all of Viacom-Paramount's or the Combined Company's businesses.

          Combining the Companies

                    Viacom, Paramount and Blockbuster are large, diversified enterprises, with operations and sales worldwide. Although management of the companies believe that their respective operations are complementary and that, if the Mergers are consummated, integration of the companies will be accomplished promptly and without substantial difficulty, there can be no assurance that future results will improve as a result of the Mergers. If the Mergers are consummated, Viacom-Paramount or the Combined Company, as the case may be, on a pro forma basis, will be substantially more leveraged than any of Viacom, Paramount or Blockbuster immediately prior to the Offer and the Mergers.

                                       USE OF PROCEEDS

                    Unless otherwise specified in the applicable Prospectus Supplement, Viacom Capital intends to lend to Viacom the net proceeds from the issuance and sale of the Preferred Partnership Interests. Such proceeds may be used by Viacom to repay, redeem or repurchase its outstanding indebtedness; to make loans to its subsidiaries; or for such other purposes as may be specified in the applicable Prospectus Supplement. A description of any indebtedness to be refinanced with the proceeds of the Offered Securities will be set forth in the applicable Prospectus Supplement.

                            RATIO OF EARNINGS TO FIXED CHARGES AND
                          RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                AND PREFERRED STOCK DIVIDENDS

                    The following table sets forth (i) the ratio of earnings to fixed charges for Viacom for each year in the five-year period ended December 31, 1993 and for the year ended December 31, 1993 on a pro forma basis for each of Viacom-Paramount and the Combined Company and (ii) the ratio of earnings to combined fixed charges and preferred stock dividends for Viacom for each year in the five-year period ended December 31, 1993 and for the year ended December 31, 1993 on a pro forma basis for each of Viacom-Paramount and the Combined Company. For purposes of computing the following ratios, earnings represent income from operations before fixed charges and taxes, and fixed charges represent interest on indebtedness, amortization of debt discount and such portion of rental expense which is deemed to be representative of the interest factor. The pro forma ratios set forth below should be read in conjunction with the pro forma financial statements incorporated in this Prospectus.

                                                  Pro Forma                             Viacom Historical
                                         Year Ended December 31, 1993                 Year Ended December 31,
                                 Viacom-Paramount(a)      Combined Company(b)      1993  1992   1991   1990     1989
          Ratio of Earnings
          to Fixed Charges            1.3x                       1.6x              2.8x   1.8x  1.0x    (c)     1.5x(d)

          Ratio of Earnings to
          Combined Fixed Charges
          and Preferred Stock
          Dividends (e)              1.0x                        1.4x              2.5x    (f)    (f)    (f)     1.3x(d)

          (a) As adjusted to give effect to the Paramount Merger and certain other transactions described in the pro forma financial statements incorporated in this Prospectus, in each case as if such transactions had occurred on January 1, 1993.

          (b) As adjusted to give effect to the Mergers and certain other transactions described in the pro forma financial statements incorporated in this Prospectus, in each case as if such transactions had occurred on January 1, 1993. All information concerning Blockbuster included in the pro forma ratios has been derived from reports filed by Blockbuster with the Commission or otherwise furnished by Blockbuster.

          (c) Earnings of Viacom were insufficient to cover fixed charges for the year ended December 31, 1990. The additional amount of earnings required to cover fixed charges of Viacom for the year ended December 31, 1990 would have been $66.2 million.

          (d) As a result of the $313.1 million pre-tax gain recognized on the sale of its Long Island and Cleveland cable systems during the first quarter of 1989, Viacom's earnings were sufficient to cover fixed charges and combined fixed charges and preferred stock dividends.

          (e) The statutory income tax rate was used for purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends.

          (f) Viacom did not have any preferred stock outstanding from 1990 to 1992.

                        DESCRIPTION OF PREFERRED PARTNERSHIP INTERESTS

                    The following is a summary of certain terms and provisions of any series of the Preferred Partnership Interests offered hereby. Certain terms and provisions, together with certain tax consequences thereof, of the Preferred Partnership Interests of a particular series will be summarized in the Prospectus Supplement relating to the Preferred Partnership Interests of such series. If so indicated in the Prospectus Supplement, the terms and provisions of the Preferred Partnership Interests of a particular series may differ from the terms set forth below. The summaries set forth below and in the applicable Prospectus Supplement address the material terms of the Preferred Partnership Interests of any particular series but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the respective Agreement of Limited Partnership of Viacom Capital I or Viacom Capital II and the resolutions adopted, or to be adopted, as the case may be, by the General Partner establishing the rights, preferences, privileges, limitations and restrictions relating to the Preferred Partnership Interests of any series or of a particular series. Copies of the Agreements of Limited Partnership have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

          General

                    Each of Viacom Capital I and Viacom Capital II is authorized to issue Preferred Partnership Interests in one or more series, with such distribution rights, liquidation preferences, redemption provisions, voting rights and other rights, powers and duties as shall be established by its Agreement of Limited Partnership and any resolutions adopted, or to be adopted, by its General Partner establishing such rights, powers and duties (which resolutions, when taken, are deemed to amend and supplement and be a part of its Agreement of Limited Partnership). A copy of the resolutions relating to Preferred Partnership Securities of any series will be filed with the Commission at or prior to the time of the sale of the Preferred Partnership Interests of such series. All of the Preferred Partnership Interests, to be issued in one or more series or classes, will rank pari passu with each other with respect to
                             ---- -----
          participation in profits and assets. The initial offering price of the Preferred Partnership Interests of any particular series will be reasonably related to the liquidation preference thereof.

                    The Preferred Partnership Interests of any series will be issued in registered form only without distribution coupons. Registration of, and registration of transfers of, the Preferred Partnership Interests of any series will be by book-entry only. The General Partner is authorized, subject to the provisions in the applicable Agreement of Limited Partnership, to establish by resolution for each series of Preferred Partnership Interests, and the applicable Prospectus Supplement shall set forth with respect to such series: (i) the designation, stated value and liquidation preference of the Preferred Partnership Interests of such series and the number of Preferred Partnership Interests offered; (ii) the distribution rate or rates or method of calculation thereof, the date or dates and conditions on which distributions will be payable and from which distributions shall accrue and the preference or relation which such distributions shall bear to the distributions payable on any other partnership interests of Viacom Capital or on any other series of Preferred Partnership Interests; (iii) the voting rights of the Preferred Partnership Interests of such series; (iv) any exchangeability or redemption provisions, which may include any exchange of the Preferred Partnership Interests as a result of changes in or other developments in applicable law relating to tax or investment companies, and the terms and conditions, if any, on which Preferred Partnership Interests of such series shall, at the option of Viacom, be exchangeable or redeemable in exchange for shares of stock of any other class or classes, or other series of the same class, of Viacom Capital or for shares of preferred stock or debt securities of Viacom; (v) the circumstances, if any, upon which additional amounts may be paid to holders of the Preferred Partnership Interests; (vi) the rights of the holders of Preferred Partnership Interests of such series upon the liquidation, dissolution or winding up of Viacom Capital; (vii) the conditions and restrictions, if any, on the making of distributions on, or the purchase, redemption or other acquisition by Viacom Capital of a partnership interest of Viacom Capital ranking junior to the interests of such series as to monthly distributions or upon liquidation, dissolution or winding up; (viii) any other rights, preferences, privileges, limitations and restrictions relating to the Preferred Partnership Interests of such series and (ix) the terms of the Subordinated Debentures under which the proceeds from the sale of the Preferred Partnership Interests of such series will be loaned to Viacom.

                    All Preferred Partnership Interests of any one series shall be identical with each other in all respects, except that Preferred Partnership Interests of any one series issued at different times may differ as to the dates from which distributions, if any, thereon shall be cumulative. All series of Preferred Partnership Interests shall rank equally and be identical in all respects, except as permitted by the Agreements of Limited Partnership of Viacom Capital I and Viacom Capital II. All series of Preferred Partnership Interests shall rank senior to the general partnership interests of Viacom Capital both as to monthly distributions and upon liquidation, dissolution or winding up.

                    All Preferred Partnership Interests offered hereby will be guaranteed by Viacom to the limited extent set forth below under "Description of the Viacom Guarantee". Certain Federal income tax considerations applicable to any offering of Preferred Partnership Interests will be described in the applicable Prospectus Supplement.

          Distributions

                    Distributions on the Preferred Partnership Interests will be cumulative. Cumulative distributions on the Preferred Partnership Interests of a series will accrue from the date of original issue thereof and will be payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing on the dates specified in the applicable Prospectus Supplement relating to such series.

                    The distributions payable on Preferred Partnership Interests of a particular series will be fixed at the rate per annum specified in the applicable Prospectus Supplement relating to such series. The amount of distributions payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly distribution period, will be computed on the basis of the actual number of days elapsed in such period. Payment of distributions is limited by the amount of funds held by Viacom Capital and legally available therefor. See "Description of the Subordinated Debentures -- Interest" and "Description of the Viacom
          Guarantee -- General" below.

                    Under the Agreement of Limited Partnership of Viacom Capital I and Viacom Capital II, distributions on the Preferred Partnership Interests of any series must be declared by the General Partner of Viacom Capital in any calendar year or portion thereof to the extent that the General Partner reasonably anticipates that at the time of payment Viacom Capital will have, and must be paid by Viacom Capital to the extent that at the time of proposed payment it has, (x) funds legally available for the payment of such distributions and (y) cash on hand sufficient to permit such payments. It is anticipated that such funds will be derived from payments by Viacom of interest on the Subordinated Debentures. Under the terms of the Subordinated Debentures, so long as Viacom is not in default in the payment of interest on the Subordinated Debentures, Viacom shall have the right at any time to extend the interest payment period to the next interest payment date by a period (not to exceed the 60 months, or such lesser period as set forth in the applicable Prospectus Supplement, from the last date on which interest was paid in full) at the end of which Viacom shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent permitted by applicable law). During any such extended interest period, or at any time during which there is an uncured Event of Default (as hereinafter defined), or an event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, under the Subordinated Debentures, Viacom shall not pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its shares of common stock or make any guarantee payments with respect to the foregoing. Viacom is required to give Viacom Capital not less than five Business Days' (as hereinafter defined) prior notice of its selection of such longer interest period. See "Description of the Subordinated Debentures".

                    If distributions can be paid only in part on any series of Preferred Partnership Interests in any calendar year or portion thereof as a result of the lack of sufficient funds legally available for the payment of distributions, then such partial distributions shall be paid on the respective distribution payment dates on a pro rata basis to holders of such series of Preferred Partnership Interests. If any distributions on the Preferred Partnership Interests are not paid in full on any distribution payment date, additional distributions will accrue at the distribution rate for the Preferred Partnership Interests specified in the applicable Prospectus Supplement.

                    Distributions declared on the Preferred Partnership Interests of any series will be payable to the record holders thereof as they appear on the register for the Preferred Partnership Interests of such series on the relevant record dates which will be, unless otherwise specified in the applicable Prospectus Supplement relating to each such series, one Business Day prior to the relevant payment dates. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry-Only Issuance; The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Partnership Interests of any series is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding calendar day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

                    Except as described herein and in the applicable Prospectus Supplement relating to the Preferred Partnership Interests of a particular series, holders of the Preferred Partnership Interests of any series will have no other right to participate or share in the profits or assets of Viacom Capital.

          Certain Restrictions on Viacom Capital

                    Viacom Capital may not engage in any business or activity other than issuing its general partnership interests and the Preferred Partnership Interests, having terms generally consistent with each other (other than distribution rate, and other than changes that would not adversely affect the ability of Viacom Capital to make full and timely monthly distribution payments or payments upon liquidation, dissolution or winding up to the holders of each series of Preferred Partnership Interests), lending the net proceeds thereof to Viacom in return for Subordinated Debentures in an aggregate principal amount equal to the amount of such loan, bearing interest at a rate at least equal to the monthly distribution rate on such Preferred Partnership Interests and otherwise having terms generally consistent with those of the Preferred Partnership Interests (other than changes that would not materially adversely affect the ability of Viacom Capital to make full and timely distribution payments or payments upon liquidation, dissolution or winding up to the holders of the Preferred Partnership Interests) and engaging in activities incidental or conducive to the foregoing. Viacom Capital may not consolidate or merge with or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation, partnership or other entity.

                    If distributions have not been paid in full on the Preferred Partnership Interests of a particular series, Viacom Capital shall not:

                    (i) pay, or declare and set aside for payment, any distributions on the Preferred Partnership Interests of any other series or any other preferred or preference partnership interests of Viacom Capital ranking pari passu with the
                                              ---- -----
          Preferred Partnership Interests of such series as regards participation in profits of Viacom Capital ("Distribution Parity Interests"), unless the amount of any distributions declared on any Preferred Partnership Interests or Distribution Parity Interests is paid on the Distribution Parity Interests and the Preferred Partnership Interests of such series on a pro rata basis, so that:

                         (x)  (A)  the aggregate amount paid as
                              distributions on the Preferred Partnership
                              Interests of such series bears to
                              (B) the aggregate amount paid as
                              distributions on the Distribution Parity
                              Interests the same ratio as

                         (y) (A) the aggregate of all accumulated arrears of unpaid distributions on the
                              Preferred Partnership Interests of such series bears to (B) the aggregate of all accumulated arrears of unpaid distributions on the Distribution Parity Interests;

                    (ii) pay, or declare and set aside for payment, any
                         distributions on any interests of Viacom Capital ranking junior to the Preferred Partnership Interests of such series as to distributions ("Distribution Junior Interests"); or

                    (iii) redeem, purchase or otherwise acquire any
                           Distribution Parity Interests or Distribution Junior Interests;

          until, in each case, such time as all accumulated arrears of unpaid distributions on the Preferred Partnership Interests of such series shall have been paid in full for all distribution periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such redemption, purchase or other acquisition. So long as the Preferred Partnership Interests of any series are represented by one or more global certificates, distributions on such series of Preferred Partnership Interests shall have been paid in full with respect to any distribution payment date for such series when the amount of distributions payable on such date has been paid to The Depository Trust Company ("DTC"). See "-- Book-Entry-Only Issuance; The Depository Trust Company". As of the date of this Prospectus, there are no Distribution Parity Interests outstanding.

                    The General Partner is authorized to conduct its affairs and to operate Viacom Capital in such a way that Viacom Capital would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that any loans made by Viacom Capital to Viacom will be treated as indebtedness for federal income tax purposes. In this connection, the General Partner is authorized to take any action that (i) is not inconsistent with applicable law and the applicable Agreement of Limited Partnership, (ii) does not materially affect the rights of the holders of Preferred Partnership Interests and (iii) the General Partner determines in its sole discretion to be necessary or desirable for such purposes.

          Redemption or Exchange

                    The Preferred Partnership Interests of a series will be redeemable for cash, if so provided in the applicable Prospectus Supplement, at the option of Viacom Capital and subject to the prior consent of Viacom, in whole or in part from time to time, on or after the date specified in the applicable Prospectus Supplement relating to such series, at the stated liquidation preference per share for such series, plus accumulated and unpaid monthly distributions (whether or not declared) (the "Redemption Price") to the date fixed for redemption (the "Redemption Date"). The terms and conditions of any such redemption right will be set forth in the applicable Prospectus Supplement.

                    The proceeds from any repayment at maturity of any Subordinated Debentures (or any new loan replacing the
          Subordinated Debentures as contemplated by the proviso to this sentence) shall be applied to redeem Preferred Partnership Interests relating to such Subordinated Debentures for cash at the Redemption Price, provided that all or any portion of the
                                --------
          principal amount of Subordinated Debentures repaid by Viacom may be reloaned to Viacom, and not used for such redemption, if at the time of such new loan, and as determined in the judgment of the General Partner and its financial advisor (selected by the General Partner and who shall not be affiliated with the General Partner and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of the proposed new loan): (a) Viacom is not bankrupt, insolvent or in liquidation; (b) Viacom is not in default on any Subordinated Debenture pertaining to Preferred Partnership Interests of any series; (c) Viacom has timely made all required monthly payments of interest on the repaid Subordinated
          Debentures for the period specified in the applicable Prospectus Supplement, which period shall not exceed 60 months; (d) Viacom Capital is not in arrears on payments of monthly distributions on the Preferred Partnership Interests of such series; (e) Viacom is expected to be able to make timely payment of principal and interest on such new loan; (f) such new loan is being made on terms, and under circumstances, that are no less favorable to Viacom Capital than those that a lender would require for a similar loan to an unrelated party; (g) such new loan is being made at a rate of interest sufficient to provide monthly payments of interest equal to or greater than the amount of monthly distributions required in respect of the Preferred Partnership Interests of such series; (h) such new loan is being made for a fixed term that is consistent with market circumstances and Viacom's financial condition; (i) immediately prior to the making of such new loan, the senior unsecured long-term debt of Viacom is (or if no such debt is outstanding, would be) rated not less than the ratings (or the equivalents) by Standard & Poor's Corporation and Moody's Investors Service, Inc. set forth in the applicable Prospectus Supplement (or, if either of such rating organizations is not then rating Viacom's senior unsecured long-term debt, the equivalent of such rating by any other nationally recognized statistical rating organization) and any subordinated long-term debt of Viacom or, if there is no such debt then outstanding, the Preferred Partnership Interests of such series, are rated not less than the ratings (or the equivalents) by Standard & Poor's Corporation and Moody's Investors Service, Inc. set forth in the applicable Prospectus Supplement or the equivalent of either such rating by any other nationally
          recognized statistical rating organization; (j) such new loan shall not pay any contingent interest or other interest
          determined by reference to, or otherwise participate in, the earnings or profits of Viacom or any of its affiliates; and (k) such new loan will have a final maturity no later than a date set forth in the applicable Prospectus Supplement (provided that such
                                                         --------
          date shall not be later than the 50th anniversary of the original issuance of the Preferred Partnership Interests of such series). If, at the maturity of the Subordinated Debentures, an amount less than the entire principal amount of the Subordinated Debentures is reloaned to Viacom, the amount of such principal not so reloaned shall be used to effect a partial redemption of the Preferred Partnership Interests of the applicable series, provided that, if a partial redemption would result in a
          --------
          delisting of the Preferred Partnership Interests, no amount of principal may be reloaned to Viacom, and the Preferred
          Partnership Interests of such series shall be redeemed in whole.
          In the event that fewer than all of the outstanding Preferred Partnership Interests of a particular series are to be redeemed, the Preferred Partnership Interests of such series to be redeemed may be selected as described under "-- Book-Entry-Only Issuance; The Depository Trust Company" below.

                    If Viacom Capital gives a notice of redemption for cash in respect of Preferred Partnership Interests of a particular series, then, by 12:00 noon, New York time, on the applicable Redemption Date, Viacom Capital will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price, and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders thereof. See "-- Book-Entry-Only Issuance; The Depository Trust Company". If such notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Partnership Interests of a series so called for redemption will cease, except the right of the holders of such securities to receive the Redemption Price, but without interest, and such securities will cease to be outstanding. In the event that any date on which any payment in respect of the redemption of Preferred Partnership Interests of any series is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Partnership Interests of any series is improperly withheld or refused and not paid either by Viacom Capital or by Viacom pursuant to the Viacom Guarantee, monthly distributions on such shares will continue to accrue, at the then applicable rate, from the original Redemption Date to the date that the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

                    Subject to the foregoing and applicable law (including, without limitation, U.S. federal securities laws) Viacom or any of its affiliates may at any time and from time to time purchase outstanding Preferred Partnership Interests of any series by tender, in the open market or by private agreement.

          Liquidation Distribution

                    In the event of any voluntary or involuntary
          liquidation, dissolution or winding up of Viacom Capital, the holders of Preferred Partnership Interests of each series issued by Viacom Capital at the time outstanding will be entitled to receive out of the assets of Viacom Capital legally available for distribution to partners, before any payment or distribution of assets is made to or set apart for the General Partner, but together with the holders of outstanding Preferred Partnership Interests of every other series and the holders of every other series of preferred or preference interests of Viacom Capital outstanding, if any, ranking pari passu with the Preferred
                                       ---- -----
          Partnership Interests of such series as regards participation in the assets of Viacom Capital ("Liquidation Parity Interests"), an amount equal, in the case of the holders of the Preferred Partnership Interests of such series, to the aggregate of the stated liquidation preference for Preferred Partnership Interests of such series as set forth in the applicable Prospectus Supplement and all accumulated and unpaid distributions (whether or not declared) to the date of payment (the "Liquidation Distribution"), payable in cash. If, upon any such liquidation, dissolution or winding up, the Liquidation Distributions can be paid only in part because Viacom Capital has insufficient assets available to pay in full the aggregate Liquidation Distributions and the aggregate maximum liquidation distributions on the Liquidation Parity Interests, then the amounts payable directly by Viacom Capital on the Preferred Partnership Interests of such series and on such Liquidation Parity Interests shall be paid on a pro rata basis, so that:

                    (i) (x) the aggregate amount paid as Liquidation Distributions on the Preferred Partnership Interests of such series bears to (y) the aggregate amount paid as liquidation distributions on the Liquidation Parity Interests the same ratio as

                    (ii) (x) the aggregate Liquidation Distributions bears to (y) the aggregate maximum liquidation distributions on the Liquidation Parity Interests.

                    Pursuant to their respective Agreements of Limited Partnership, Viacom Capital I and Viacom Capital II will automatically dissolve and be liquidated (i) when the period fixed for the duration of Viacom Capital expires; (ii) if the General Partner by resolution requires Viacom Capital to be wound up and dissolved, subject to the voting rights of the holders of the Preferred Partnership Interests described in "-- Voting Rights"; (iii) upon the resignation, withdrawal, expulsion, termination, cessation or dissolution or bankruptcy of the General Partner or the occurrence of any other event which terminates the General Partner as the general partner of Viacom Capital; or (iv) upon the entry of a judicial decree of dissolution under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). Under the Viacom Guarantee, Viacom will covenant that it will not cause Viacom International to voluntarily dissolve, wind up or liquidate Viacom Capital so long as any Preferred Partnership Interests are outstanding, except as described in the applicable Prospectus Supplement. See "Description of the Viacom
          Guarantee -- Certain Covenants of Viacom".

          Personal Liability of General Partner

                    Pursuant to Section 17-403 of the Partnership Act and the Agreements of Limited Partnership of Viacom Capital I and Viacom Capital II, Viacom International, in its capacity as General Partner, will be liable for, and will pay (as an additional capital contribution to Viacom Capital I) the debts of and claims against Viacom Capital (other than the obligations to holders of Preferred Partnership Interests).

          Limited Liability

                    Assuming that a Limited Partner does not participate in the control of the business of Viacom Capital, within the meaning of the Partnership Act and that he otherwise acts in conformity with the provisions of the Agreement of Limited Partnership, his liability under the Partnership Act will be limited, subject to certain possible exceptions, generally to the amount of capital he is obligated to contribute to Viacom Capital in respect of his Preferred Partnership Interests plus his share of any undistributed profits and assets of Viacom Capital. If it were determined, however, that the right or exercise of the right by the Limited Partners as a group to take certain action pursuant to the Agreement of Limited Partnership constituted "participation in the control" of Viacom Capital's business for the purposes of the Partnership Act, then the Limited Partners could, under certain circumstances, be held personally liable for Viacom Capital's obligations under the laws of the State of Delaware to the same extent as the General Partner. Under the Partnership Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and nonrecourse liabilities, exceed the fair value of the assets of the limited partnership. The Partnership Act provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution was in violation of the Partnership Act shall be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under the Partnership Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities that were unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

          Voting Rights

                    The holders of the Preferred Partnership Interests have no voting rights except as described herein or in the applicable Prospectus Supplement. If (i) Viacom Capital fails to pay monthly distributions in full on the Preferred Partnership Interests of any series (whether or not funds are legally available therefor) for any period and as a result distributions on the Preferred Partnership Interests shall be in arrears in an aggregate amount equal to such number of distribution payments as shall be set forth in the applicable Prospectus Supplement (not to exceed 60); (ii) an Event of Default (as defined in the Subordinated Indenture) occurs and is continuing; or (iii) Viacom is in default on any of its payment or other obligations under the Viacom Guarantee (as described under "Description of the Viacom Guarantee -- Certain Covenants of Viacom"), then the holders of a majority in stated liquidation preference of the Outstanding Preferred Partnership Interests of such series, together with the holders of any other preferred partnership interests of Viacom Capital having the right to vote for the appointment of a trustee in such event, acting as a single class, will be entitled to appoint and authorize a trustee to enforce Viacom Capital's rights under the Subordinated Debentures against Viacom and to enforce the obligations undertaken by Viacom under the Viacom Guarantee and declare and pay distributions on the Preferred Partnership Interests of such series to the extent that funds are held by Viacom Capital and legally available therefor. For a description of rights and obligations under the Subordinated Debentures, including the right of Viacom to extend the period to the next interest payment date to up to the number of months set forth in the applicable Prospectus Supplement (not to exceed 60 months), see "Description of the Subordinated Debentures". Not later than 30 days after such right to appoint a trustee arises, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30-day period, the holders of 25% in stated liquidation preference (plus all accrued and unpaid distributions) of the outstanding Preferred Partnership Interests of such series and such other series will be entitled to convene such meeting. The provisions of the Agreement of Limited Partnership of Viacom Capital relating to the convening and conduct of the general meetings of partners will apply with respect to any such meeting. Any trustee so appointed shall vacate office immediately, subject to the terms of any other partnership interests affected thereby, if Viacom Capital (or
          Viacom pursuant to the Viacom Guarantee) shall have paid in full all accumulated and unpaid distributions on the Preferred Partnership Interests of all series (if the event that gave rise to such appointment was clause (i) of this paragraph), such Event of Default shall have been cured (if the event that gave rise to such appointment was clause (ii) of this paragraph) or such default by Viacom shall have been cured (if the event that gave rise to such appointment was clause (iii) of this paragraph).

                    If any resolution is proposed for adoption by the partners of Viacom Capital providing for, or the General Partner otherwise proposes to take, any action that will (w) amend, alter or repeal the provisions of the Agreement of Limited Partnership of Viacom Capital (including the resolutions creating the Preferred Partnership Interests) so as to adversely affect any rights or powers of the Preferred Partnership Interests or the holders thereof or result in the authorization or issuance of any partnership interest in Viacom Capital ranking, as to monthly distributions or upon liquidation, dissolution or winding up, senior to the Preferred Partnership Interests, (x) result in the liquidation, dissolution or winding up of Viacom Capital, (y) waive any rights of Viacom Capital under the Subordinated Debentures or allow the Subordinated Debentures to be repurchased or prepaid prior to a date specified in the applicable Prospectus Supplement other than in accordance with the terms of the Agreement of Limited Partnership of Viacom Capital or the terms of the Subordinated Debentures (unless there is an Event of Default thereunder and except in connection with a permitted redemption as specified in the applicable Prospectus Supplement) or (z) modify the provisions of the Agreement of Limited Partnership of Viacom Capital (i) which limit the business and activity in which Viacom Capital may engage, (ii) which prohibit transfers of the General Partner's interest, (iii) which require the General Partner to contribute amounts to Viacom Capital such that its interest represents at all times not less than 21% of all interests in the capital, income, gain, loss, deduction or credit of Viacom Capital or (iv) pursuant to which the General Partner agrees to be personally liable for all debts of and claims against Viacom Capital (other than payment of monthly distributions on the Preferred Partnership Interests), then the holders of Outstanding Preferred Partnership Interests of all series (and, in the case of a resolution described in clause (w) above that would, to a like extent, adversely affect the rights or powers of any Distribution Parity Interests or any Liquidation Parity Interests, the holders of such Distribution Parity Interests or such Liquidation Parity Interests, as the case may be, or, in the case of any resolution described in clause (x) or
          (z) above, all Liquidation Parity Interests) will be entitled to vote together as a class on such resolution or action (but not on any other resolution or action), and such resolution or action shall not be effective except with the approval of the holders of not less than 66 2/3% in stated liquidation preference of such Outstanding securities; provided, however, that no such approval
                                  --------  -------
          shall be required under clause (x) if the liquidation, dissolution or winding up of Viacom Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the liquidation, dissolution or winding up of Viacom.

                    The rights attached to the Preferred Partnership Interests of any series will be deemed not to be varied by the creation or issue of, and no vote will be required for the creation of, any further series of Preferred Partnership Interests or any partnership interests in Viacom Capital ranking as to distributions or upon liquidation, dissolution or winding up pari passu with or junior to such series of Preferred
             ---- -----
          Partnership Interests.

                    Any required approval of holders of Preferred Partnership Interests may be given at a separate meeting of such holders convened for such purpose, at a general meeting of partners or pursuant to written consent. Viacom Capital will cause a notice of any meeting at which holders of the Preferred Partnership Interests of a series are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Partnership Interests of such series. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                    No vote or consent of the holders of the Preferred Partnership Interests of any series will be required for Viacom Capital to redeem and cancel Preferred Partnership Interests of any series in accordance with their respective Agreements of Limited Partnership and any applicable resolutions.

                    Notwithstanding that holders of Preferred Partnership Interests of any series are entitled to vote or consent under any of the circumstances described above, any of the Preferred Partnership Interests of any series that are owned by Viacom or any of its affiliates, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not Outstanding.

          Book-Entry-Only Issuance; The Depository Trust Company

                    The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Preferred Partnership Interests. The Preferred Partnership Interests will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global preferred interest certificates will be issued for each series of Preferred Partnership Interests, in the aggregate liquidation preference of such issue, and will be deposited with DTC.

                    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, AMEX and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

                    Purchases of Preferred Partnership Interests under the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Partnership Interests on DTC's records. The ownership interest of each actual purchaser of each Preferred Partnership Interest ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Partnership Interests. Transfers of ownership interests in the Preferred Partnership Interests are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Partnership Interests, except in the event that use of the book-entry system for the Preferred Partnership Interests is discontinued.

                    To facilitate subsequent transfers, all Preferred Partnership Interests deposited by Participants with DTC are registered in the name of Cede & Co. The deposit of Preferred Partnership Interests with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Partnership Interests; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Partnership Interests are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

                    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect
          Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Partnership Interests of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

                    Although voting with respect to the Preferred Partnership Interests is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will consent or vote with respect to Preferred Partnership Interests. Under its usual procedures, DTC mails an Omnibus Proxy to Viacom Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Partnership Interests are credited on the record date (identified in a listing attached to the Omnibus Proxy).

                    Distribution payments on the Preferred Partnership Interests will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, Viacom Capital or Viacom, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of Viacom Capital, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

                    DTC may discontinue providing its services as securities depository with respect to the Preferred Partnership Interests of any series at any time by giving reasonable notice to Viacom Capital. Under such circumstances, in the event that a successor securities depository is not obtained, preferred share certificates for such series are required to be printed and delivered.

                    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Viacom Capital believes to be reliable, but none of Viacom, Viacom Capital I or Viacom Capital II takes any responsibility for the accuracy thereof.

          Registrar, Transfer Agent and Paying Agent

                    Registration of transfers of Preferred Partnership Interests of any series will be effected without charge by or on behalf of Viacom Capital, but upon payment (with the giving of such indemnity as Viacom Capital or Viacom may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

                    Viacom Capital will not be required to register or cause to be registered the transfer of Preferred Partnership Interests of a particular series after such Preferred Partnership Interests have been called for redemption.

          Miscellaneous

                    Except as described in the applicable Prospectus Supplement, neither Viacom Capital I nor Viacom Capital II is subject to any mandatory redemption or sinking fund provisions with respect to the Preferred Partnership Interests. Holders of Preferred Partnership Interests have no preemptive rights.
                                      20

                    Viacom International is the General Partner of Viacom Capital I and Viacom Capital II. The General Partner's interest in each of Viacom Capital I and Viacom Capital II is not transferable. The General Partner is required, pursuant to the terms of the Agreements of Limited Partnership, to contribute to each of Viacom Capital I and Viacom Capital II amounts such that the General Partner's interest at all times represents at least 21% of all interests in the capital, income, gain, loss, deduction and credit of each of Viacom Capital I and Viacom Capital II.

                              DESCRIPTION OF THE VIACOM GUARANTEE

                    Set forth below is condensed information concerning the Viacom Guarantee which will be executed and delivered by Viacom for the benefit of the holders from time to time of Preferred Partnership Interests. This summary contains all material information concerning the Viacom Guarantee but does not purport to be complete. References to provisions of the Viacom Guarantee are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement pursuant to which the Viacom Guarantee will be made, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

          General

                    Viacom will unconditionally agree, to the extent set forth herein and in the applicable Prospectus Supplement, to pay in full to the holders of the Preferred Partnership Interests of any series the Guarantee Payments (as defined below) (except to the extent paid by Viacom Capital), as and when due, regardless of any defense, right of set-off or counterclaim which Viacom Capital may have or assert. The Viacom Guarantee will constitute a guarantee of payment and may be enforced by holders of Preferred Partnership Interests directly against Viacom. The following payments, to the extent not paid by Viacom Capital (the "Guarantee Payments"), will be subject to the Viacom Guarantee (without duplication): (i) any accumulated and unpaid monthly distributions which have been theretofore declared on the Preferred Partnership Interests of such series out of funds held by Viacom Capital and legally available therefor, (ii) the redemption price (including all accumulated and unpaid monthly distributions whether or not declared) payable out of funds held by Viacom Capital and legally available therefor with respect to any Preferred Partnership Interests of such series called for redemption by Viacom Capital and (iii) upon a liquidation, dissolution or winding up of Viacom Capital, the lesser of (a) the aggregate of the stated liquidation preference of the Preferred Partnership Interests of such series and all accumulated and unpaid distributions (whether or not declared) to the date of payment and (b) the amount of remaining assets of Viacom Capital legally available for distribution to holders of Preferred Partnership Interests of such series. Viacom's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Viacom to the holders of Preferred Partnership Interests of any series or by causing Viacom Capital to pay such amounts to such holders. The applicable Prospectus Supplement will describe any additional covenants or other terms of the Viacom Guarantee with respect to any series.

          Certain Covenants of Viacom

                    In the Viacom Guarantee, Viacom will covenant that, so long as any Preferred Partnership Interests remain outstanding, Viacom shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its common stock or make any guarantee payments with respect to the foregoing (other than dividends or guarantee payments to Viacom) during any extended interest period or if at such time Viacom shall be in default with respect to its payment or other material obligations under the Viacom Guarantee or there shall have occurred an Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Subordinated Debentures.

                    In the Viacom Guarantee, Viacom will also covenant
          that, so long as Preferred Partnership Interests of any series remain outstanding, it will (i) not cause or permit the General Partner's Interest to be transferred, (ii) be or maintain ownership, directly or indirectly, of 100% of the capital stock of the General Partner, (iii) make (or cause to be made) such contributions to Viacom Capital, either in connection with the General Partner's Interest or otherwise, so as to cause at least
          21% of all interests in the capital, income, gain, loss,
          deductions and credit of Viacom Capital to be represented by the General Partner, (iv) cause Viacom Capital not to be voluntarily dissolved, wound-up or liquidated (except as described in the applicable Prospectus Supplement), (v) cause Viacom International to remain the General Partner of Viacom Capital and timely perform all of its respective duties under the Agreement of
          Limited Partnership (including the duty to declare
                                      22
          and pay distributions on the Preferred Partnership Interests as described under "Description of Preferred Partnership Interests -- Distributions") and (vi) use its reasonable efforts to cause
          Viacom Capital to remain a limited partnership and otherwise continue to be treated as a partnership for U.S. federal income tax purposes.

          Amendments and Assignments

                    Except with respect to any changes which do not adversely affect the rights of holders (in which case no vote will be required), the Viacom Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in stated liquidation preference of all Preferred Partnership Interests of all series then outstanding. The manner of obtaining any such approval of holders of the Preferred Partnership Interests will be as set forth under "Description of Preferred Partnership Interests -- Voting Rights". All guarantees and agreements contained in the Viacom Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Viacom and shall inure to the benefit of the holders of the Preferred Partnership Interests.

          Termination of the Viacom Guarantee

                    The Viacom Guarantee will terminate and be of no further force and effect as to any series of Preferred Partnership Interests upon full payment of the Redemption Price of all Preferred Partnership Interests of such series upon full payment of the amounts payable upon liquidation of Viacom Capital or upon exchange of all Preferred Partnership Interests for Subordinated Debentures as described above. The Viacom Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Partnership Interests of any series must restore payment of any sums paid under the Preferred Partnership Interests of such series or the Viacom Guarantee.

          Status of the Guarantee

                    The Viacom Guarantee will rank pari passu with the
                                                   ---- -----
          Subordinated Debentures and, accordingly, will be subordinated in right of payment to all Obligations Senior to the Subordinated Debentures as such term is defined in the Subordinated Indenture. See "Description of the Subordinated Debentures --Subordination".

                    The Viacom Guarantee will constitute a guarantee of payment and not of collection. A holder of Preferred Partnership Interests may enforce the Viacom Guarantee directly against Viacom, and Viacom will waive any right or remedy to require that any action be brought against Viacom Capital or any other person or entity before proceeding against Viacom. The Viacom Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Viacom Capital and by complete performance of all obligations under the Viacom Guarantee.

          Governing Law

                    The Viacom Guarantee will be governed and construed in accordance with the laws of the State of New York.


                          DESCRIPTION OF THE SUBORDINATED DEBENTURES

                    Set forth below is condensed information concerning the Subordinated Debentures that will evidence the loans to be made by Viacom Capital to Viacom of the proceeds of the issuance of
          (i) the Preferred Partnership Interests of each series and (ii) Viacom Capital's general partnership interests and related capital contributions ("Partnership Payments"). Subordinated Debentures will be issued under the subordinated indenture to be executed by Viacom and The First National Bank of Boston, as trustee (the "Subordinated Indenture"). References to provisions of the Subordinated Indenture are qualified in their entirety by reference to the text of the Subordinated Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Certain capitalized terms used below are defined in the Subordinated Indenture and have the meanings given them in the Subordinated Indenture. Section references are to the Subordinated Indenture. Wherever particular sections or defined terms of the Subordinated Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

          General

                    The Subordinated Indenture does not limit the amount of Subordinated Debentures which may be issued thereunder. The Subordinated Indenture provides that Subordinated Debentures may be issued from time to time in one or more series. Special United States federal income tax considerations applicable to any Subordinated Debentures so denominated will be described in the applicable Prospectus Supplement. The terms of each series of Subordinated Debentures will be established by or pursuant to a resolution of the Board of Directors of Viacom and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Section 301) The particular terms of each series of Subordinated Debentures offered by a Prospectus Supplement will be described in such Prospectus Supplement relating to such series. The aggregate dollar amount of the Subordinated Debentures relating to Preferred Partnership Interests of any series will be set forth in the applicable Prospectus Supplement for such series and will be equal to the aggregate liquidation preference of the Preferred Partnership Interests of such series, together with the related Partnership Payments.

                    The Subordinated Debentures will be unsecured general obligations of Viacom. The Subordinated Debentures will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Obligations Senior to the Subordinated Debentures (as defined below; see "--Subordination").

                    The applicable Prospectus Supplement will describe the following terms of the Subordinated Debentures of each series offered pursuant thereto: (1) designation; (2) any limit on the aggregate principal amount of the Subordinated Debentures; (3) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Subordinated Debentures will be issued; (4) the date or dates on which the Subordinated Debentures will mature; (5) the rate or rates per annum at which the Subordinated Debentures will bear interest or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (6) the Interest Payment Dates on which any such interest on the Subordinated Debentures will be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (7) each office or agency where, subject to the terms of the Subordinated Indenture as described below under "-- Payment and Paying Agents", the principal of, premium, if any, and interest on the Subordinated Debentures will be payable and each office or agency where, subject to the terms of the Subordinated Indenture as described below under "-- Form, Exchange, Registration and Transfer", the Subordinated Debentures may be presented for registration of transfer or exchange; (8) the period or periods within which and the price or prices at which the Subordinated Debentures may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional redemption provisions; (9) the obligation, if any, of Viacom to redeem, repay or purchase the Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which and the price or prices at which the Subordinated Debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (10) any covenants of Viacom applicable to the Subordinated Debentures; (11) any Events of Default applicable to the Subordinated Debentures in addition to, or in modification of, the Events of Default described below;
          (12) the terms of any exchangeability or prepayment provisions; and (13) any other terms of the Subordinated Debentures not inconsistent with the provisions of the Subordinated Indenture. (Section 301)

                    The entire principal amount of the Subordinated Debentures relating to the Preferred Partnership Interests of any series will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as herein defined), if any, on the earlier of (i) the date that is set forth in the applicable Prospectus Supplement, subject to Viacom's right to exchange such Subordinated Debentures for new Subordinated Debentures or reborrow the proceeds from the repayment of such Subordinated Debentures upon the terms and subject to the conditions set forth under "Description of Preferred Partnership Interests --Redemption or Exchange" above and (ii) the date upon which Viacom Capital is dissolved, wound up, liquidated or terminated or the General Partner is liquidated, bankrupt or insolvent or withdraws, resigns or is expelled from Viacom Capital.

          Form, Exchange, Registration and Transfer

                    Subordinated Debentures of a series will be issuable in registered form only. At the option of the Holder, subject to the terms of the Subordinated Indenture, Subordinated Debentures of any series will be exchangeable for other Subordinated Debentures of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

                    Subordinated Debentures may be presented for registration or transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Viacom for such purpose with respect to any series of Subordinated Debentures and referred to in an applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Such registration or transfer will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Viacom has appointed the Trustee under the Subordinated Indenture as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by Viacom with respect to any series of Subordinated Debentures, Viacom may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Viacom will be required to maintain a transfer agent in each Place of Payment for such series. Viacom may at any time designate additional transfer agents with respect to any series of Subordinated Debentures. (Section 1002)

                    In the event of any redemption in part, Viacom shall not be required to (i) issue, register the transfer of or exchange any Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Debentures of the series of which such Subordinated Debenture is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Debentures of such series to be redeemed; or (ii) register the transfer of or exchange any Subordinated Debentures so selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debenture being redeemed in part. (Section 305)

          Registered Global Securities

                    The registered Subordinated Debentures of a series may be issued in the form of one or more fully registered global Subordinated Debentures (a "Registered Global Security") that will be deposited with DTC, or with a nominee for DTC identified in the Prospectus Supplement relating to such series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered
          Subordinated Debentures of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debentures in definitive registered form, a Registered Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

                    The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debentures to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. Viacom anticipates that the following provisions will apply to all depositary arrangements.

                    Upon the issuance of a Registered Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Subordinated Debentures represented by such Registered Global Security to the accounts of Participants. The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Subordinated Debentures or by Viacom if such Subordinated Debentures are offered and sold directly by Viacom. Ownership of beneficial interest in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC for such Registered Global Security (with respect to interests of Participants) or by Participants or persons that hold through Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

                    So long as DTC, or its nominee, is the registered owner of such Registered Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debentures represented by such Registered Global Security for all purposes under the Subordinated Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Subordinated Debentures represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Subordinated Debentures in definitive form and will not be considered the owners or holders under the Subordinated Indenture.

                    Principal, premium, if any, and interest payments on Subordinated Debentures represented by a Registered Global Security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of Viacom, the Trustee under the Subordinated Indenture or any paying agent for such Subordinated Debentures will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                    Viacom expects that DTC, upon receipt of any payment of principal, premium or interest, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of DTC. Viacom also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street names", and will be the responsibility of such Participants.

                    If DTC is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Viacom within 90 days or an Event of Default has occurred and is continuing with respect to such Subordinated Debentures, Viacom will issue such Subordinated Debentures in definitive form in exchange for such Registered Global Security. In addition, Viacom may at any time and in its sole discretion determine not to have the Subordinated Debentures of a series represented by one or more Registered Global Securities and, in such event, will issue Subordinated Debentures of such series in definitive form in exchange for the Registered Global Securities or Securities representing such Subordinated Debentures.

                    Further, if Viacom so specifies with respect to the Subordinated Debentures of a series, an owner of a beneficial interest in a Registered Global Security representing such Subordinated Debentures may, on terms acceptable to Viacom and DTC, receive such Subordinated Debentures in definitive form. In any such instance, an owner of a beneficial interest in such a Registered Global Security will be entitled to have Subordinated Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Subordinated Debentures in definitive form. Subordinated Debentures so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only without coupons.

          Payment and Paying Agents

                    Unless otherwise indicated in an applicable Prospectus Supplement, principal of, premium, if any, and interest on registered Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Viacom may designate from time to time, except that at the option of Viacom payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debenture on any Interest Payment Date will be made to the Person in whose name such Subordinated Debenture (or Predecessor Subordinated Debenture) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

                    Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the City of New York will be designated as a Paying Agent for Viacom for payments with respect to the Subordinated Debentures of each series. Any Paying Agents initially designated by Viacom for the Subordinated Debentures of each series will be named in an applicable Prospectus Supplement. Viacom may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that Viacom will be required to maintain a Paying Agent in each Place of Payment for such series.

                    All moneys paid by Viacom to a Paying Agent for the payment of the principal of, premium, if any, or interest on any Subordinated Debenture of any series that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Viacom and the holder of such Subordinated Debenture will thereafter look only to Viacom for payment thereof. (Section 1003)

          Mandatory Prepayment

                    If Viacom Capital redeems Preferred Partnership Interests of any series in cash for the Redemption Price in accordance with the terms thereof, the Subordinated Debentures pertaining to such securities will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Partnership Interests of such series so redeemed (together with any accrued but unpaid interest, including Additional Interest, if any, on the principal amount to the date of redemption). Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the Redemption Date or at such other time on such earlier date as Viacom Capital and Viacom shall agree.

          Optional Prepayment

                    Viacom shall have the right to prepay the Subordinated Debentures without premium or penalty, in whole or in part (together with any accrued but unpaid interest, including Additional Interest, if any, on the portion being prepaid) at any time on or after the date, if any, set forth in the applicable Prospectus Supplement.

          Interest

                    The Subordinated Debentures shall bear interest at the annual rate set forth in the applicable Prospectus Supplement, accruing from the date they are made or issued until maturity. Such interest shall be payable on the last day of each calendar month of each year, commencing on the date set forth in the Prospectus Supplement relating to such series. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest due on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date; provided that Viacom
                                                    --------
          shall have the right at any time or times during the term of the Subordinated Debentures, so long as Viacom is not in default in the payment of interest on the Subordinated Debentures, to extend the interest payment period up to a period specified in the applicable Prospectus Supplement (which period shall not exceed 60 months), at the end of which period Viacom shall pay all interest which has accrued and not been paid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent permitted by applicable law); provided
                                                                 --------
          further that, during any such extended interest period, or at any
          -------
          time during which there is an uncured Default or Event of Default under the Subordinated Debentures, Viacom shall not pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its common stock or make any guarantee payments with respect to the foregoing (other than
          payments under the Viacom Guarantee).   Prior to the termination
          of any such extended interest payment period Viacom may further extend the interest payment period, provided that such extended
                                              --------
          interest payment period, together with all such further extensions thereof, may not exceed the period specified in the applicable Prospectus Supplement. Following the termination of any extended interest payment period, if Viacom has paid all accrued and unpaid interest required by the Subordinated Debentures for such period, then Viacom shall have the right to again extend the interest payment period up to a period specified in the applicable Prospectus Supplement (which period shall not exceed 60 months) as herein described. Viacom shall give Viacom Capital notice of its selection of such extended interest payment period one Business Day prior to the earlier of (i) the date Viacom Capital declares the related distribution payment or (ii) the date Viacom Capital is required to give notice of the record or payment date of such related distribution payment to the AMEX or other applicable self-regulatory organization or to holders of the Preferred Partnership Interests, but in any event not less than two Business Days prior to such record date. Viacom shall cause Viacom Capital to give such notice of Viacom's selection of such extended interest payment period to the holders of the Preferred Partnership Interests.

          Additional Interest

                    If at any time following the date of the applicable Prospectus Supplement, Viacom Capital shall be required to pay, with respect to its income derived from the interest payments on the Subordinated Debentures, any amounts, for or on account of any taxes, duties or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, Viacom will pay as interest such additional amounts ("Additional Interest") as may be necessary in order that the net amounts received and retained by Viacom Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Viacom Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

          Method and Date of Payment

                    Each payment by Viacom of principal and interest (including Additional Interest, if any) on the Subordinated Debentures shall be made to Viacom Capital in lawful money of the United States, at such place and to such account as may be designated by Viacom Capital.

          Set-Off

                    Notwithstanding anything to the contrary in the Subordinated Indenture or Subordinated Debentures, Viacom shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent Viacom has theretofore made, or is concurrently on the date of such payment making, a payment under the Viacom Guarantee.

          Subordination

                    The payment of the principal of and premium, if any, and any interest on the Subordinated Debentures will, to the extent set forth in the Subordinated Indenture, be subordinated and junior in right of payment to the prior payment in full of all Obligations Senior to the Subordinated Debentures. The Subordinated Indenture defines the term "Obligations Senior to the Subordinated Debentures" as all debt securities issued as consideration in connection with the Paramount Merger or upon exchange of Viacom's Series C Preferred Stock, when issued, and all obligations to which such securities are subordinated. (Section 1301) Subject to any exceptions provided for in the applicable Prospectus Supplement, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Viacom, the holders of all Obligations Senior to the Subordinated Debentures will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or any interest on the Subordinated Debentures, and in the event that, notwithstanding the foregoing, the Trustee under the Subordinated Indenture or the holder of any Subordinated Debenture receives any payment or distribution of assets of any kind or character before all Obligations Senior to the Subordinated Debentures are paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Viacom for application to the payment of all Obligations Senior to the Subordinated Debentures remaining unpaid, to the extent necessary to pay all Obligations Senior to the Subordinated Debentures in full. (Section 1302) No payments on account of principal, premium, if any, or any interest in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing (i) a default in any payment with respect to any Obligations Senior to the Subordinated Debentures beyond any applicable grace period, (ii) a nonpayment event of default with respect to any Obligations Senior to the Subordinated Debentures resulting in the acceleration of the maturity thereof, (iii) any other nonpayment event of default with respect to any Obligations Senior to the Subordinated Debentures permitting the holders thereof to accelerate the maturity thereof after Viacom or the Trustee under the Subordinated Indenture is notified of such event by a representative of a holder of Obligations Senior to the Subordinated Debentures (until the earlier of (A) 180 days thereafter and (B) the date, if any, on which such event is cured or waived or the related indebtedness is discharged) or (iv) the pendency of any judicial proceeding with respect to any such default; and in the event that Viacom makes any payment to the Trustee under the Subordinated Indenture or the holder of any Subordinated Debenture prohibited by the foregoing, then such payment will be required to be paid over and delivered forthwith to the appropriate Agent Bank. (Section 1303)

                    The Subordinated Indenture will provide that Viacom and Viacom Capital covenant and agree (and each holder of Preferred Partnership Interests by acceptance thereof agrees) that each of the Subordinated Debentures is subordinate and junior in right of payment to all Obligations Senior to the Subordinated Debentures. The Obligations Senior to the Subordinated Debentures shall continue to be Obligations Senior to the Subordinated Debentures and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Obligations Senior to the Subordinated Debentures or extension or renewal of the Obligations Senior to the Subordinated Debentures.

                    Subject to the payment in full of all Obligations Senior to the Subordinated Debentures, the holders of the Subordinated Debentures shall be subrogated to the rights of the holders of Obligations Senior to
                                      29
          the Subordinated Debentures to receive payments or distributions of assets of Viacom applicable to Obligations Senior to the Subordinated Debentures until the Subordinated Debentures are paid in full. (Section 1305)

          Certain Covenants of Viacom

                    In the Subordinated Debentures, Viacom will covenant that, so long as Preferred Partnership Interests of any series remain outstanding, it will (i) not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its common stock, or make any guarantee payments with respect to the foregoing (other than payments pursuant to the Viacom Guarantee) if at such time
          (x) there shall have occurred any Event of Default or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (y) Viacom shall be in default with respect to its payment or other obligations under the Viacom Guarantee, (ii) be or maintain ownership, directly or indirectly, of all of the capital stock of the General Partner, (iii) make (or cause to be made) such contributions to Viacom Capital so as to cause at least 21% of all interests in the capital, income, gain, loss, deductions and credit of Viacom Capital to be represented by the General Partner, (iv) not voluntarily dissolve, wind-up, or liquidate Viacom Capital or the General Partner (except as described in the applicable Prospectus Supplement), (v) cause Viacom International to remain the General Partner of Viacom Capital and to timely perform all of its duties as General Partner of Viacom Capital (including the duty to declare and pay distributions on the Preferred Partnership Interests as described under "Description of Preferred Partnership Interests -- Distributions") and (vi) use its reasonable efforts to cause Viacom Capital to remain a limited partnership and otherwise continue to be treated as a partnership for U.S. federal income tax purposes.

                    Viacom also will agree (i) that its obligations under the Subordinated Debentures will also be for the benefit of the holders from time to time of the related Preferred Partnership Interests and that such holders will be entitled to enforce the Subordinated Debentures directly against Viacom and (ii) not to consolidate with or merge with another entity or permit another entity to consolidate with or merge into it unless (a) at such time no Event of Default has occurred and is continuing, or would occur as a result of such merger and (b) Viacom is the survivor of such merger or the entity formed by or resulting from such merger shall expressly assume payment of the principal of and premium, if any, and interest on the Subordinated Debentures. So long as Viacom Capital holds the Subordinated Debentures, it may not waive compliance or waive any default in compliance by Viacom of any covenant or other term in the Subordinated Debentures or the Subordinated Indenture without the approval of the same percentage of Preferred Partnership Interests, obtained in the same manner, as would be required for an amendment of the Subordinated Debentures or the Subordinated Indenture to the same effect.

          Events of Default

                    The following are Events of Default with respect to a series of Subordinated Debentures under the Subordinated Indenture, unless otherwise indicated in the applicable
          Prospectus Supplement and except as noted below:

                    (1) default in the payment of any interest on the Subordinated Debentures, including any Additional Interest in respect thereof, when due and continuance of such default for a period of 30 days (whether or not such payment shall be prohibited by the terms described above under "-- Subordination"); provided that a valid extension of the interest
                           --------
          payment period by Viacom shall not constitute a default in the payment of interest for this purpose; or

                    (2) default in the payment of the principal on the Subordinated Debentures when due and payable, at maturity, upon acceleration, redemption or otherwise (whether or not such payment shall be prohibited by the terms described above under "-- Subordination"); or

                    (3) certain events of bankruptcy, insolvency, reorganization or liquidation of Viacom Capital, Viacom or the General Partner; or

                    (4) default in the performance or breach in any material respect of any other covenants or warranty of Viacom contained in the Subordinated Debentures or the Subordinated Indenture unless otherwise specifically provided for, continued for 90 days after written notice. (Section 501)

                    Unless otherwise specified in an applicable Prospectus Supplement, if an Event of Default with respect to a series of Subordinated Debentures (other than as specified in (3) above) shall occur and be continuing under the Indenture, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of such series of Subordinated Debentures outstanding shall have the right to declare the unpaid principal of (and premium, if any) and any accrued interest on the applicable series of Subordinated Debentures (including any interest subject to an extension of the interest payment period) and any other amounts payable on the Subordinated Debentures to be forthwith due and payable; provided, however, that if any
                                        --------  -------
          Credit Agreement is then in effect, such declaration shall not become effective until the first to occur of (i) an acceleration under any Credit Agreement and (ii) the fifth Business Day after notice of such declaration is received by Viacom and each Agent Bank (unless on or prior to such fifth Business Day Viacom shall have discharged the Indebtedness, if any, that is the subject of the Event of Default or otherwise cured the default relating to the Event of Default); and provided further that no action on the
                                     -------- -------
          part of such Trustee or any holder of such Subordinated Debentures is required for such declaration if an Event of Default specified in (3) above shall occur and be continuing; and provided further that, after such declaration, but before a
          -------- -------
          judgment or decree based on such declaration has been obtained, the holders of a majority in aggregate principal amount of outstanding Subordinated Debentures of such series may, under certain circumstances, rescind or annul such declaration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502) The holders of not less than a majority in principal amount of a series of Subordinated Debentures outstanding also have the right to waive certain past defaults under their respective Indenture. (Section 513)

                    No holder of any Subordinated Debenture of any series issued under the Subordinated Indenture has any right to institute any proceeding with respect to the Subordinated Indenture, or for any remedy thereunder, unless (i) such holder has previously given to the Trustee with respect to the Subordinated Indenture written notice of a continuing Event of Default under such Subordinated Indenture, (ii) the holders of not less than 25% in principal amount of the outstanding Subordinated Debentures of such series issued under the Subordinated Indenture have made written request, and offered an indemnity reasonably satisfactory, to such Trustee to institute such proceeding as Trustee under the Subordinated Indenture and
          (iii) the Trustee has not received from the holders of a majority in principal amount of the outstanding Subordinated Debentures of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days after receipt of such notice. (Section 507) Such limitations do not apply, however, to a suit instituted by a holder of a Subordinated Debenture of such series for the enforcement of payment of the principal of or premium, if any on, or any interest on such Subordinated Debenture on or after the respective due dates expressed in such Subordinated Debenture. (Section 508)

                    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Subordinated Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Subordinated Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. (Section 602) Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of a series of Subordinated Debentures outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Subordinated Indenture. (Section 512)

                    Viacom is required to furnish to each Trustee an annual statement as to the performance by Viacom of its obligations under the Subordinated Indenture and as to any default in such performance. Viacom is also required to notify each Trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default. (Section 1004)

          Meetings, Modification and Waiver

                    Modifications and amendments of the Subordinated Indenture may be made by Viacom and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debentures of each series affected by such modification or amendment; provided, however,
                                                      --------  -------
          that no such modification or amendment may, without the consent of the holder of each Outstanding Subordinated Debenture affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Subordinated Debenture or the terms of any sinking fund or analogous payment with respect to any Subordinated Debenture, (b) reduce the principal amount of, or premium or interest on, any Subordinated Debenture, (c) change any obligation of Viacom to pay additional amounts, (d) change the Place of Payment where, or the coin or currency in which, any Subordinated Debenture or any premium or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Subordinated Debenture, (f) reduce the percentage in principal amount of Outstanding Subordinated Debentures of any series, the consent of whose holders is required for modification or amendment of such Subordinated Indenture or for waiver of compliance with certain provisions of such Subordinated Indenture or for waiver of certain defaults, (g) reduce the requirements contained in such Subordinated Indenture for quorum or voting, or
          (h) change any obligation of Viacom to maintain an office or agency in the places and for the purposes required by such Subordinated Indenture. (Section 902)

                    The holders of at least a majority in aggregate principal amount of the Outstanding Subordinated Debentures of a series may, on behalf of the holders of all the Subordinated Debentures of that series, waive, insofar as that series is concerned, compliance by Viacom with certain restrictive provisions of the Subordinated Indenture. (Section 1010) The holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debentures of a series may, on behalf of all holders of Subordinated Debentures of that series, waive any past default under the Subordinated Indenture with respect to Subordinated Debentures of that series, except a default (a) in the payment of principal of or any premium or interest on any Subordinated Debenture of such series or (b) in respect of any other provision of the Subordinated Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Subordinated Debenture of such series affected thereby. (Section 513)

                    The Subordinated Indenture will contain provisions for convening meetings of the holders of Subordinated Debentures of any or all series. (Section 1701) A meeting may be called at any time by the Trustee, and also, upon request, by Viacom or the holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Debentures of such series, in any such case upon notice given in accordance with "--Notices" below. (Section 1702) Except for any consent that must be given by the holder of each Outstanding Subordinated Debenture affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Subordinated Debentures of that series; provided, however, that, except for any consent that
                       --------  -------
          must be given by the holder of each Outstanding Subordinated Debenture affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Subordinated Debentures of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the
          Outstanding Subordinated Debentures of that series. Any resolution passed or decision taken at any meeting of holders of Subordinated Debentures of any series duly held in accordance with the Subordinated Indenture will be binding on all holders of Subordinated Debentures of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Subordinated Debentures of a series; provided, however, that, if any action is to be taken at
                  --------  -------
          such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Subordinated Debentures of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Subordinated Debentures of such series will constitute a quorum. (Section
          1704)

          Notices

                    Notices to holders of Subordinated Debentures will be given by mail to the addresses of such holders as they appear in the Security Register. (Sections 101, 106)

          Title

                    Viacom, the Trustee and any agent of Viacom or the Trustee may treat the registered owner of any registered Subordinated Debenture as the absolute owner thereof (whether or not such Subordinated Debenture shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 307)

          Replacement of Subordinated Debentures

                    Any mutilated Subordinated Debenture will be replaced by Viacom at the expense of the holder upon surrender of such Subordinated Debenture to the Trustee. Subordinated Debentures that become destroyed, lost or stolen will be replaced by Viacom at the expense of the holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to Viacom and the Trustee. In the case of a destroyed, lost or stolen Subordinated Debenture, an indemnity satisfactory to the Trustee and Viacom may be required at the expense of the holder of such Subordinated Debenture before a replacement Subordinated Debenture will be issued. (Section 306)

          Defeasance and Covenant Defeasance

                    Unless otherwise specified in the applicable Prospectus Supplement for a series of Subordinated Debentures, Viacom may elect either (i) to defease and be discharged from any and all obligations with respect to such Outstanding Subordinated Debentures (except as otherwise provided in the Subordinated Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants set forth in the Subordinated Indenture ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the Subordinated Debentures of such series to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Viacom must deliver to the Trustee an Opinion of Counsel to the effect that the holders of the Subordinated Debentures of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Subordinated Indenture. (Article Sixteen)

                    Viacom may exercise its defeasance option with respect to Subordinated Debentures of any series notwithstanding its prior exercise of its covenant defeasance option. If Viacom exercises its defeasance option, payment of the Subordinated Debentures of such series may not be accelerated because of an Event of Default. If Viacom exercises its covenant defeasance option, payment of the Subordinated Debentures of such series may not be accelerated by reference to any covenant from which Viacom is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on the Subordinated Debentures of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

          Miscellaneous

                    Viacom will have the right at all times to assign any of its rights or obligations under the Subordinated Debentures to a direct or indirect wholly owned subsidiary of Viacom; provided
                                                                  --------
          that, in the event of any such assignment, Viacom will remain jointly and severally liable for all such obligations and provided further that Viacom shall have received an opinion of
          -------- -------
          nationally recognized tax counsel that such assignment shall not constitute a taxable event to the holders of Preferred Partnership Interests for federal income tax purposes. Except as set forth in the applicable Prospectus Supplement, Viacom Capital may not assign any of its rights under the Subordinated Debentures without the prior written consent of Viacom. Subject to the foregoing, the Subordinated Debentures will be binding upon and inure to the benefit of Viacom and Viacom Capital and their respective successors and assigns. The Subordinated Debentures provide that they may not otherwise be assigned by Viacom or Viacom Capital.

                    The Subordinated Debentures may be amended by mutual consent of Viacom and the holders thereof, subject to the terms of the Subordinated Indenture, in the manner the parties shall agree; provided that, so long as any of the Preferred Partnership Interests remain outstanding, no such amendment shall be made that adversely affects the holders of Preferred Partnership Interests then outstanding, and no termination of the Subordinated Debentures shall occur, without the prior approval of the holders of at least 66 2/3% in stated liquidation preference of all Preferred Partnership Interests then outstanding (or, under certain circumstances, 100% in stated liquidation preference of all Preferred Partnership Interests then outstanding) unless and until the Subordinated Debentures and all accrued and unpaid interest thereon (including Additional
          Interest, if any) shall have been paid in full. The manner of obtaining such approval of holders of Preferred Partnership Interests will be as set forth under "Description of Preferred Partnership Interests -- Voting Rights".

          Governing Law

                    The Subordinated Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

          Regarding the Trustee

                    Viacom and Viacom International maintain deposit accounts and banking and borrowing relations with The First National Bank of Boston, the trustee under the Subordinated Indenture, and such trustee is currently a lender to Viacom and Viacom International.

          Certain Definitions

                    "Credit Agreement" means any credit agreement under which Viacom is a borrower, in the principal amount of at least $100 million.

                    "Officers' Certificate" means a certificate signed by two Officers or by any Officer and either an Assistant
          Treasurer or an Assistant Secretary of the referent company and delivered to the Trustee.

                    "Subsidiary" of any Person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more
          Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).


                                     PLAN OF DISTRIBUTION

                    Viacom Capital may offer the Offered Securities directly to purchasers, to or through underwriters or through dealers or agents. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and sale of the Offered Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Offered Securities will also set forth the terms of the offering of such Offered Securities, including the purchase price of such Offered Securities and the proceeds to Viacom Capital from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

                    If underwriters are used in an offering of Offered Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Offered Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Offered Securities will
          (i) entitle the underwriters to indemnification by Viacom against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters will be obligated to purchase all Offered Securities in a particular offering if any such Offered Securities are purchased.

                    If a dealer is used in an offering of Offered
          Securities, Viacom Capital will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

                    If an agent is used in an offering of Offered Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

                    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Offered Securities described therein and, under agreements which may be entered into with Viacom, may be entitled to indemnification by Viacom against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Viacom, Viacom International, Viacom Capital or Paramount in the ordinary course of business.

                    Offers to purchase Offered Securities may be solicited, and sales thereof may be made, by Viacom Capital directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

                    If so indicated in the Prospectus Supplement, Viacom Capital will authorize underwriters or other agents of Viacom Capital to solicit offers by certain institutional investors to purchase Offered Securities from Viacom Capital pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by Viacom Capital. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Offered Securities are also being sold to underwriters, Viacom Capital shall have sold to such underwriters the Offered Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

                    The anticipated date of delivery of Offered Securities will be set forth in the Prospectus Supplement relating to each offering.

                                         LEGAL MATTERS

                    The validity of the Offered Securities and the related guarantees will be passed upon for Viacom, Viacom Capital I and Viacom Capital II by Shearman & Sterling, New York, New York, counsel for such companies, and for any underwriters by Hughes Hubbard & Reed and/or Simpson Thacher & Bartlett, New York, New York, or such other counsel as may be named in the applicable Prospectus Supplement. Hughes Hubbard & Reed has from time to time performed legal services for Viacom International. Simpson Thacher & Bartlett has from time to time performed legal services for Paramount and Viacom International.

                                            EXPERTS

                    The consolidated financial statements and schedules of Viacom incorporated in this Prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1, have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    The consolidated financial statements and schedules of Paramount incorporated by reference in this Prospectus and Registration Statement at April 30, 1993 and at October 31, 1992 and 1991, and for the six-month period ended April 30, 1993, and for each of the three years in the period ended October 31, 1992 included in its Transition Report on Form 10-K for the six-month period ended April 30, 1993, as amended by Form 10-K/A Amendments No. 1, 2 and 3 have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                            PART II

                            INFORMATION NOT REQUIRED IN PROSPECTUS


          Item 14.  Other Expenses of Issuance and Distribution.

                    The following expenses, other than the Securities and Exchange Commission registration fee, are estimated. All expenses of the offering will be paid by Viacom:


                    Securities and Exchange
                      Commission registration fee.     $1,034,483
                    Blue Sky fees and expenses . .
                    American Stock Exchange listing fee. . .
                    Printing and engraving expenses . .
                    Legal fees and expenses (other than
                      Blue Sky fees and expenses).
                    Accounting fees and expenses .
                    Trustees' fees and expenses. .
                    Miscellaneous. . . . . . . . .
                          Total. . . . . . . . . .


          Item 15.  Indemnification of Directors and Officers.

                    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

                    Article VI of each of Viacom's Restated Certificate of Incorporation and Viacom International's Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Viacom and Viacom Inc., respectively, to the full extent currently permitted by the DGCL.
          Article XII, Section 1 of Paramount's Amended and Restated Bylaws provides for indemnification of directors and officers of Paramount against certain liabilities as a result of their duties as such.

                    In addition, each of Viacom's Restated Certificate of Incorporation and Viacom International's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom and Viacom International, respectively, and their respective stockholders by eliminating liability in damages for breach of fiduciary duty. Article VII of each of Viacom's Restated Certificate of Incorporation and Viacom International's Certificate of Incorporation provides that neither Viacom nor Viacom International, respectively, nor their respective stockholders may recover damages from their respective directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom or Viacom International, as the case may be. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Viacom or Viacom International in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transactions for which the director derived an improper personal benefit. Article XIII of Paramount's Restated Certificate of

          Incorporation limits the liability of its directors to Paramount or its stockholders for monetary damages for breach of fiduciary duty.

                    Paramount has in effect liability insurance policies covering certain claims against any officer or director of Paramount by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as officer or director.

                    It is expected that in connection with the Paramount Merger Paramount's Restated Certificate of Incorporation and Bylaws will contain the same provisions regarding indemnification of officers and directors as Viacom International's Certificate of Incorporation and Bylaws.


          Item 16.  Exhibits.

          1.1  -    Form of Underwriting Agreement for Debt Securities and
                    Viacom Preferred Stock.*
          1.2  -    Form of Underwriting Agreement for Viacom Capital
                    Preferred Interests and Subordinated Debentures.*
          4.1  -    Form of Indenture relating to the Senior Debt
                    Securities.*
          4.2  -    Form of Indenture relating to the Senior
                    Subordinated Debt Securities.*
          4.3   -   Forms of Senior Debt Securities (included as Exhibits A
                    and B to the Form of Indenture filed as Exhibit 4.1).
          4.4  -    Forms of Senior Subordinated Debt Securities (included
                    as Exhibits A and B to the Form of Indenture filed as
                    Exhibit 4.2).
          4.5  -    Restated Certificate of Incorporation of Viacom
                    (incorporated by reference to Exhibit 3(a) to the
                     Annual Report on Form 10-K of Viacom for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9,
                     1993) (File No. 1-9553).
          4.6  -    Certificate of Limited Partnership of Viacom
                     Capital I.*

           4.7  -    Certificate of Limited Partnership of
                     Viacom Capital II.*
           4.8  -    Agreement of Limited Partnership of Viacom Capital I.*
           4.9  -    Agreement of Limited Partnership of
                     Viacom Capital II.*
           4.10 -    Form of Preferred Partnership Interests.+
           4.11 -    Form of Payment and Guarantee Agreement by Viacom.*
           4.12 -    Form of Indenture relating to the Subordinated
                     Debentures.*
           4.13 -    Form of Deposit Agreement between Viacom
                     and the Depositary.*
           5.1  -    Opinion of Shearman & Sterling as
                     to the validity of the Offered Securities.*
           12.1 -    Computation of Ratio of Earnings to Fixed Charges of
                     Viacom Inc.**
           12.2 -    Computation of Ratio of Earnings to Combined Fixed
                     Charges and Preferred Stock  Dividends.**
           23.1 -    Consent of Price Waterhouse.**
           23.2 -    Consent of Shearman & Sterling (included in their
                     opinion filed as Exhibit 5).
           23.3 -    Consent of Ernst & Young.**
           24   -    Powers of Attorney.**
           25   -    Form T-1 Statement of Eligibility of The First National
                    Bank of Boston, Trustee.**
________________________________________
          *  To be filed by amendment.
          ** Filed herewith.
          +  To be incorporated by reference.

          Item 17.  Undertakings.


                    (a)   The undersigned registrants hereby undertake:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               --------  -------
          do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                    ----
           fide offering thereof.
           ----

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                         ---- ----
          thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    (d)  The undersigned registrants hereby undertake that:

                    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
          (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (e) With respect to the Indentures for the Debt Securities and the Debentures, the undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act (the"TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                    (f) Viacom Capital I L.P. and Viacom Capital II L.P. each hereby undertake to provide to the underwriter or underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter or underwriters to permit prompt delivery to each purchaser.

                                          SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, Viacom Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1994.


                                             VIACOM INC.


                                             By    /s/ Frank J. Biondi, Jr.
                                               ------------------------------
                                                       Frank J. Biondi, Jr.
                                                       President, Chief
                                                       Executive Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 1994:

                    Name and Signature                      Title


             /s/ Frank J. Biondi, Jr.                 Director, President,
         ----------------------------------           Chief Executive Officer
            (Frank J. Biondi, Jr.)


             /s/ George S. Smith, Jr.                 Senior Vice President,
         ----------------------------------           Chief Financial Officer
            (George S. Smith, Jr.)


             /s/ Kevin C. Lavan                      Vice President, Controller,
         ----------------------------------
             (Kevin C. Lavan)                        Chief Accounting Officer


                              *                       Director
         ----------------------------------
                    (George S. Abrams)


             /s/ Philippe P. Dauman                   Director
         ----------------------------------
                 (Philippe P. Dauman)


                              *                       Director
         ----------------------------------
                    (William C. Ferguson)


                              *                       Director
         ----------------------------------
                    (H. Wayne Huizenga)

                              *                        Director
         ----------------------------------
                    (Ken Miller)


                              *                        Director
         ----------------------------------
                    (Brent D. Redstone)


                              *                        Director
         ----------------------------------
                    (Sumner M. Redstone)


                              *                        Director
         ----------------------------------
                    (Frederic V. Salerno)


                              *                        Director
         ----------------------------------
                    (William Schwartz)


          *By   /s/ Philippe P. Dauman
         ----------------------------------
                    Philippe P. Dauman,
                    Attorney-in-Fact
                    for the Directors

                                          SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, Viacom International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1994.


                                             VIACOM INTERNATIONAL INC.


                                             By    /s/ Frank J. Biondi, Jr.
                                               --------------------------------
                                                       Frank J. Biondi, Jr.
                                                       President, Chief
                                                       Executive Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 1994:

                    Name and Signature               Title


             /s/ Frank J. Biondi, Jr.                Director, President,
         ----------------------------------
           (Frank J. Biondi, Jr.)
                                                     Chief Executive Officer


             /s/ George S. Smith, Jr.                Senior Vice President,
         ----------------------------------

          (George S. Smith, Jr.)                     Chief Financial Officer



             /s/ Kevin C. Lavan                      Vice President, Controller,
         ----------------------------------
               (Kevin C. Lavan)                      Chief Accounting Officer


                              *                      Director
         ----------------------------------
                    (George S. Abrams)


             /s/ Philippe P. Dauman                  Director
         ----------------------------------
             (Philippe P. Dauman)


                              *                      Director
         ----------------------------------
                    (William C. Ferguson)

                              *                      Director
         ----------------------------------
                    (H. Wayne Huizenga)

                              *                        Director
         ----------------------------------
                    (Ken Miller)


                              *                        Director
         ----------------------------------
                    (Brent D. Redstone)


                              *                        Director
         ----------------------------------
                    (Sumner M. Redstone)


                              *                        Director
         ----------------------------------
                    (Frederic V. Salerno)


                              *                        Director
         ----------------------------------
                    (William Schwartz)


          *By   /s/ Philippe P. Dauman
         ----------------------------------
                    Philippe P. Dauman,
                    Attorney-in-Fact
                    for the Directors

                                          SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, Viacom Capital I L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1994.


                                             VIACOM CAPITAL I L.P.

                                             By:  VIACOM INTERNATIONAL INC.,
                                                  as General Partner

                                             By    /s/ Frank J. Biondi, Jr.
                                               --------------------------------
                                                       Frank J. Biondi, Jr.
                                                       President,
                                                       Chief Executive Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the directors of Viacom International Inc., the corporate general partner of Viacom Capital I L.P., on May 5, 1994:

                    Name and Signature                      Title


             /s/ Frank J. Biondi, Jr.                       Director
         ----------------------------------
               (Frank J. Biondi, Jr.)


                              *                             Director
         ----------------------------------
                    (George S. Abrams)


             /s/ Philippe P. Dauman                         Director
         ----------------------------------
                    (Philippe P. Dauman)


                              *                             Director
         ----------------------------------
                    (William C. Ferguson)


                              *                             Director
         ----------------------------------
                    (H. Wayne Huizenga)



                              *                             Director
         ----------------------------------
                    (Ken Miller)

                              *                        Director
         ----------------------------------
                    (Brent D. Redstone)


                              *                        Director
         ----------------------------------
                    (Sumner M. Redstone)


                              *                        Director
         ----------------------------------
                    (Frederic V. Salerno)


                              *                        Director
         ----------------------------------
                    (William Schwartz)


          *By   /s/ Philippe P. Dauman
         ----------------------------------
                    Philippe P. Dauman,
                    Attorney-in-Fact
                    for the Directors

                                          SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, Viacom Capital II L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1994.


                                             VIACOM CAPITAL II L.P.

                                             By:  VIACOM INTERNATIONAL INC.,
                                                  as General Partner

                                             By    /s/ Frank J. Biondi, Jr.
                                             ----------------------------------
                                                       Frank J. Biondi, Jr.
                                                       President, Chief
                                                       Executive Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the directors of Viacom International Inc., the corporate general partner of Viacom Capital II L.P., on May 5, 1994:

                    Name and Signature                      Title


             /s/ Frank J. Biondi, Jr.                       Director
         ----------------------------------
                    (Frank J. Biondi, Jr.)


                              *                             Director
         ----------------------------------
                    (George S. Abrams)


             /s/ Philippe P. Dauman                         Director
         ----------------------------------
                 (Philippe P. Dauman)


                              *                             Director
         ----------------------------------
                    (William C. Ferguson)


                              *                             Director
         ----------------------------------
                    (H. Wayne Huizenga)



                              *                             Director
         ----------------------------------
                    (Ken Miller)

                              *                        Director
         ----------------------------------
                    (Brent D. Redstone)


                              *                        Director
         ----------------------------------
                    (Sumner M. Redstone)


                              *                        Director
         ----------------------------------
                    (Frederic V. Salerno)


                              *                        Director
         ----------------------------------
                    (William Schwartz)


          *By   /s/ Philippe P. Dauman
         ----------------------------------
                    Philippe P. Dauman,
                    Attorney-in-Fact
                    for the Directors

                                          SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, Paramount Communications Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 1994.


                                             PARAMOUNT COMMUNICATIONS INC.


                                             By    /s/ Frank J. Biondi, Jr.
                                           ----------------------------------
                                                           President, Chief
                                                           Executive Officer


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 5, 1994:

                    Name and Signature         Title


             /s/ Frank J. Biondi, Jr.          Director, President
         ----------------------------------
           (Frank J. Biondi, Jr.)              Chief Executive Officer


             /s/ Thomas E. Dooley              Executive Vice President,
         ----------------------------------
            (Thomas E. Dooley)                 Finance, Corporate Development
                                               and Communications

             /s/ Rudolph L. Hertlein           Senior Vice
         ----------------------------------
               (Rudolph L. Hertlein)           President, Controller


                              *                Director
         ----------------------------------
                    (George S. Abrams)


             /s/ Philippe P. Dauman            Director
         ----------------------------------
                    (Philippe P. Dauman)


                              *                Director
         ----------------------------------
                    (Martin S. Davis)


                              *                Director
         ----------------------------------
                    (William C. Ferguson)


                              *                Director
         ----------------------------------
                    (Irving R. Fischer)

                              *                        Director
         ----------------------------------
                    (H. Wayne Huizenga)


                              *                        Director
         ----------------------------------
                    (Ken Miller)


                              *                        Director
         ----------------------------------
                    (Ronald L. Nelson)


                              *                        Director
         ----------------------------------
                    (Donald Oresman)


                              *                        Director
         ----------------------------------
                    (James A. Pattison)


                              *                        Director
         ----------------------------------
                    (Brent D. Redstone)


                              *                        Director
         ----------------------------------
                    (Sumner M. Redstone)


                              *                        Director
         ----------------------------------
                    (Frederic V. Salerno)


                              *                        Director
         ----------------------------------
                    (William Schwartz)


          *By  /s/ Philippe P. Dauman
         ----------------------------------
                    Philippe P. Dauman,
                    Attorney-in-Fact
                    for the Directors

                                EXHIBIT INDEX

         Exhibit                         Description
         -------                         -----------
           1.1   -  Form of Underwriting Agreement for Debt Securities and
                    Viacom Preferred Stock.*
           1.2   -  Form of Underwriting Agreement for Viacom Capital
                    Preferred Interests and Subordinated Debentures.*
           4.1   -  Form of Indenture relating to the Senior Debt
                    Securities.*
           4.2   -  Form of Indenture relating to the Senior
                    Subordinated Debt Securities.*
           4.3   -  Forms of Senior Debt Securities (included as Exhibits A and B to the Form of Indenture filed as Exhibit 4.1).
           4.4   -  Forms of Senior Subordinated Debt Securities (included
                    as Exhibits A and B to the Form of Indenture filed as
                    Exhibit 4.2).
           4.5   -  Restated Certificate of Incorporation of Viacom
                    (incorporated by reference to Exhibit 3(a) to the
                    Annual Report on Form 10-K of Viacom for the fiscal year
                    ended December 31, 1992, as amended by Form 10-K/A
                    Amendment No. 1 dated November 29, 1993 and as further
                    amended by Form 10-K/A Amendment No. 2 dated December 9,
                    1993) (File No. 1-9553).
           4.6   -  Certificate of Limited Partnership of Viacom
                    Capital I.*
           4.7   -  Certificate of Limited Partnership of
                    Viacom Capital II.*
           4.8   -  Agreement of Limited Partnership of Viacom Capital I.*
           4.9   -  Agreement of Limited Partnership of
                    Viacom Capital II.*
           4.10  -  Form of Preferred Partnership Interests.+
           4.11  -  Form of Payment and Guarantee Agreement by Viacom.*
           4.12  -  Form of Indenture relating to the Subordinated
                    Debentures.*
           4.13  -  Form of Deposit Agreement between Viacom
                    and the Depositary.*
            5.1  -  Opinion of Shearman & Sterling as
                    to the validity of the Offered Securities.*
           12.1  -  Computation of Ratio of Earnings to Fixed Charges of
                    Viacom Inc.**
           12.2  -  Computation of Ratio of Earnings to Combined Fixed
                    Charges and Preferred Stock  Dividends.**
           23.1  -  Consent of Price Waterhouse.**
           23.2  -  Consent of Shearman & Sterling (included in their opinion filed as Exhibit 5).
           23.3  -  Consent of Ernst & Young.**
           24    -  Powers of Attorney.**
           25    -  Form T-1 Statement of Eligibility of The First National
                    Bank of Boston, Trustee.**
________________________________________
           *  To be filed by amendment.
           ** Filed herewith.
           +  To be incorporated by reference.